EXHIBIT C
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                                CREDIT AGREEMENT

                                      among

                       UNIVERSAL AMERICAN FINANCIAL CORP.,

                          VARIOUS LENDING INSTITUTIONS,

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent




                          -----------------------------

                            Dated as of July 30, 1999
                          -----------------------------


                                   $80,000,000



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                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager


                              THE BANK OF NEW YORK,
                              as Syndication Agent


                           DRESDNER BANK AG, NEW YORK
                            AND GRAND CAYMAN BRANCHES
                             as Documentation Agent


                                     -vii-
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            CREDIT AGREEMENT, dated as of July 30, 1999, among UNIVERSAL
AMERICAN FINANCIAL CORP., a New York corporation (the "Borrower"), the lending institutions listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"), and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.


                              W I T N E S S E T H :


            WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facilities provided for herein.


            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.  Amount and Terms of Credit.

            1.01 Commitments. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the Term Loan Facility and the Revolving Loan Facility, respectively, as set forth below:

            (a) Each Loan under the Term Loan Facility (each, a "Term Loan" and, collectively, the "Term Loans"):

            (i) shall be incurred by the Borrower on the Initial Borrowing Date;

            (ii) shall be denominated in U.S. Dollars;

            (iii) may, except as hereinafter provided, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Term Loans incurred as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Term Loans of the same Type;

            (iv) shall not exceed for any Bank at the time of incurrence thereof that aggregate principal amount which equals the Term Loan Commitment, if any, of such Bank at such time; and

            (v) once repaid, may not be reborrowed.

            (b) Each Loan under the Revolving Loan Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans"):

            (i) may be incurred by the Borrower at any time and from time to time after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, it being understood that Revolving Loans may not be incurred on the Initial Borrowing Date;

            (ii) shall be denominated in U.S. Dollars;

            (iii) may, except as hereinafter provided, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans incurred as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type;

            (iv) may be repaid and reborrowed in accordance with the provisions hereof; and

            (v) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the aggregate outstanding principal amount of all other Revolving Loans made by such Bank at such time, equals the Revolving Loan Commitment, if any, of such Bank at such time.

            1.02 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing hereunder shall not be less than $1,000,000 and, if in excess thereof, shall be in an integral multiple of $500,000; provided, however, that a Borrowing of Revolving Loans constituting Base Rate Loans may be equal to the Total Unutilized Revolving Loan Commitment. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than two Borrowings of Term Loans that are Eurodollar Loans and five Borrowings of Revolving Loans that are Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans under any Facility, it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be incurred hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as expressly provided in Section 1.10, be irrevocable, and, in the case of each written notice and each written confirmation of telephonic notice, shall be in the form of Exhibit A hereto, appropriately completed to specify (i) the Facility pursuant to which such Borrowing is to be made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day) and (iv) whether such Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans in respect of the Facility specified in the respective Notice of Borrowing written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the

Borrower. In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

            1.04 Disbursement of Funds. (a) Subject to the terms and conditions herein set forth, no later than 11:00 A.M. (New York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment under the respective Facility will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in immediately available funds, denominated in U.S. Dollars, at the Payment Office and the Administrative Agent will promptly make available to the Borrower by depositing to the Borrower's account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

            (b) Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Bank shall be evidenced (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes") and (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

            (b) The Term Note issued to each Bank that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance thereof),
(iii) be in a stated principal amount equal to the initial


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                                                                               4


Term Loan Commitment of such Bank and be payable in the outstanding principal amount of Term Loans evidenced thereby (or in the case of a new Term Note issued pursuant to Section 11.04, the Term Loans evidenced thereby at the time of issuance), (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.01, and mandatory repayment and prepayment as provided in Section 3.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Revolving Note issued to each Bank that has a Revolving Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date (or if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.01, and mandatory prepayment as provided in Section 3.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) Each Bank will record on its internal records the amount of each Loan made by it and each payment received in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby as of the date of such transfer. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert on any Business Day, all or a portion at least equal to $1,000,000 (and, if in excess thereof, an integral multiple of $500,000) of the outstanding principal amount of the Loans of one Type pursuant to a Facility into a Borrowing or Borrowings of the other Type of Loan under such Facility; provided that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans pursuant to such Borrowing to less than $1,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of such conversion, (iii) Borrowings of Eurodollar Loans resulting from this
Section 1.06 shall be limited in number as provided in Section 1.02, (iv) Eurodollar Loans may only be converted into Base Rate Loans on the last day of the Interest Period applicable thereto and (v) each such conversion shall be made pro rata among the Loans of each Bank of the Type being converted. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if such Loans are to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 Pro Rata Borrowings. All Loans under this Agreement shall be made by the Banks pro rata on the basis of their Term Loan Commitments and Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

            1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be equal to the Applicable Percentage then in effect for Base Rate Loans plus the Base Rate in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan or (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, at a rate per annum which shall at all times be equal to the Applicable Percentage then in effect for Eurodollar Loans plus the relevant Eurodollar Rate for the Interest Period applicable to such Eurodollar Loan.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Percentage then in effect for Base Rate Loans; provided that Eurodollar Loans shall bear interest after maturity (whether by acceleration or otherwise) until the end of the applicable Interest Period at a rate per annum equal to 2% in excess of the rate of interest then applicable thereto.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any conversion or prepayment (on the amount so converted or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 11.07(b) and (c).

            (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

            1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar


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                                                                               6


Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period to be applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

            (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) no Interest Period for a Borrowing under a Facility may be elected if it would extend beyond the Maturity Date for such Facility;

            (v) no Interest Period may be elected at any time when a Default or Event of Default is then in existence; and

            (vi) no Interest Period with respect to any Borrowing of Term Loans may be elected that would extend beyond any date upon which a mandatory repayment of Term Loans is required to be made under Section 3.02(i)(a) if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such mandatory repayment.

If upon the expiration of any Interest Period, the Borrower has failed, or is not permitted, to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful due to the compliance by such Bank in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Bank customarily complies, or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing,
(y) in the case of clause (ii) above, the Borrower shall pay to such Bank, within 10 days of its receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, which basis shall be reasonable and consistently applied, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions


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                                                                               8


specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by applicable law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans or require the affected Bank to make its requested Loan as a Base Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Bank to convert each such affected Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is affected at any time, then all affected Banks must be treated in the same manner pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that after the Effective Date the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Bank or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing the rate of return on such Bank's or its parent corporation's capital or assets as a consequence of such Bank's commitments or obligations hereunder to a level below that which such Bank or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or its parent corporation's policies with respect to capital adequacy), then from time to time, the Borrower shall within 10 days of its receipt of written demand by such Bank (with a copy to the Administrative Agent), pay to such Bank such additional amount or amounts as will compensate such Bank or its parent corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, which basis must be reasonable and consistently applied, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

            (d) Notwithstanding anything in this Agreement to the contrary, (i) to the extent that any notice required by this Section 1.10 is given by any Bank more than 180 days after such Bank obtained actual knowledge of the occurrence of the event giving rise to the additional costs of the type describe in this
Section 1.10, such Bank shall not be entitled to compensation under this Section
1.10 for any amounts incurred or accruing more than 180 days prior to the giving of such notice to the Borrower.

            1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit with respect to such Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other failure by the Borrower to repay its Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank or other bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11.

            1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii) or Section 3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that, in the opinion of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10 or 3.04.

            1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or Section 3.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other banks or financial institutions, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to
(A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank plus (B) all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 2.01, and (ii) all obligations (including, without limitation, all such amounts,


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
                                                                              10


if any, due and owing under Section 1.11) of the Borrower due and owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 6.13 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 3.04, 10.07 and 11.01), which shall survive as to such Replaced Bank and (y) Annex I hereto shall be deemed modified to reflect the changed Commitments (and/or outstanding Term Loans, as the case may be) resulting from the assignment from the Replaced Bank to the Replacement Bank.

            SECTION 2.  Fees; Commitments.

            2.01 Fees. (a) The Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to and including the date on which the Total Revolving Loan Commitment has been terminated, computed at a rate for each day equal to -1/2 of 1% per annum on the daily Unutilized Revolving Loan Commitment of each such Bank. Accrued Commitment Fees shall be due and payable in arrears on the last Business Day of each calendar quarter and the date upon which the Total Revolving Loan Commitment is terminated.

            (b) The Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, when and as due, such fees as have been, or are from time to time, separately agreed upon.

            (c) All computations of Fees shall be made in accordance with
Section 11.07(b).

            2.02 Mandatory Reductions of Commitments. (a) The Total Commitment (and the Commitment of each Bank) shall terminate in its entirety at 5:00 p.m. (New York time) on the Expiration Date unless the Initial Borrowing Date has occurred on or before such date.

            (b) The Total Term Loan Commitment shall terminate on the Initial Borrowing Date, after giving effect to the incurrence of Term Loans on such date.

            (c) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate on the earlier of (i) the Revolving Loan Maturity Date and (ii) the date on which a Change of Control occurs.

            SECTION 3.  Payments.

            3.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans, without premium or penalty (except for amounts payable pursuant to Section 1.11), in whole or in part, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans or Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such prepayment is made, which notice shall be received by the Administrative Agent (x) in the case of Base Rate Loans, no later than 12:00 Noon (New York time) one Business Day prior to the date of such prepayment, or (y) in the case of Eurodollar Loans, three Business Days prior to the date of such prepayment, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than $1,000,000; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) each prepayment of Term Loans pursuant to this Section 3.01 shall reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

            3.02  Mandatory Repayments and Prepayments.

            (i) Requirements:

            (a) On each date set forth below, the Borrower shall be required to repay the principal amount of Term Loans as is set forth opposite such date (each such repayment, as the same may be reduced pursuant to Sections 3.01 and/or 3.02(ii)(a), a "Scheduled Repayment"):

            Scheduled Repayment Date                     Amount
            ------------------------                     ------
            July 31, 2000                              $1,500,000
            October 31, 2000                           $1,850,000
            January 31, 2001                           $1,850,000
            April 30, 2001                             $1,850,000
            July 31, 2001                              $1,850,000
            October 31, 2001                           $2,625,000
            January 31, 2002                           $2,625,000
            April 30, 2002                             $2,625,000
            July 31, 2002                              $2,625,000
            October 31, 2002                           $2,825,000
            January 31, 2003                           $2,825,000
            April 30, 2003                             $2,825,000
            July 31, 2003                              $2,825,000
            October 31, 2003                           $3,050,000
            January 31, 2004                           $3,050,000
            April 30, 2004                             $3,050,000
            July 31, 2004                              $3,050,000
            October 31, 2004                           $3,250,000
            January 31, 2005                           $3,250,000
            April 30, 2005                             $3,250,000
            July 31, 2005                              $3,250,000
            October 31, 2005                           $3,525,000

            January 31, 2006                           $3,525,000
            April 30, 2006                             $3,525,000
            Term Loan Maturity Date                    $3,525,000

            (b) Not later than the 120th day following the last day of each Excess Cash Flow Period (beginning with the Excess Cash Flow Period ending December 31, 2000), the Borrower will prepay the outstanding principal of the Term Loans in an amount, if positive, equal to Excess Cash Flow (if any) for such Excess Cash Flow Period; provided that the Borrower will not be required to make any payment pursuant to this Section 3.02(i)(b) in respect of any Excess Cash Flow Period if the ratio of Consolidated Indebtedness of the Borrower to Consolidated Total Capital of the Borrower as of the last day of such Excess Cash Flow Period was less than or equal to 0.20:1.00.

            (c) Not later than one Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the proceeds of any Asset Sale, an amount equal to 100% of the Net Available Proceeds of such Asset Sale shall be applied as a mandatory prepayment of principal of the outstanding principal amount of the Term Loans; provided that with respect to Assets Sales consummated in any fiscal year the aggregate sale proceeds from which do not exceed 10% of the Consolidated Net Worth of the Borrower as of the first day of such fiscal year, the Net Available Proceeds therefrom shall not be required to be so applied on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds shall within 180 days following the date of such Asset Sale be used to purchase assets used, or to be used, in the business described in Section 7.01(a) (including, without limitation, the equity interest of a Person engaged in any such business), which certificate shall set forth the estimate of the proceeds to be so expended; provided further, that (1) if all or any portion of such Net Available Proceeds not so applied are not so used (or contractually committed to be used) within such 180 day period, such remaining portion shall be applied on the last day of such period as provided above in this Section 3.02(i)(c) (without regard to the first proviso herein) and (2) if all or any portion of such Net Available Proceeds are not required to be applied on the 180th day referred to in clause
(1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as provided in this Section 3.02(i)(c) (without regard to the first proviso herein).

            (d) Not later than the Business Day following the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable fees and costs associated therewith) of the incurrence of Indebtedness for borrowed money or evidenced by bonds, notes, debentures or similar instruments by the Borrower and/or any of its Subsidiaries (other than Indebtedness permitted by Section 7.04) as in effect on the Effective Date shall be applied as a mandatory prepayment of the outstanding principal amount of the Term Loans.

            (e) Not later than the Business Day following the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable fees and costs associated therewith) of the sale or issuance of equity by, or cash capital contributions to, the Borrower or any Subsidiary of the Borrower (other than (i) any issuance of common stock by the Borrower to the extent issued to the employees or agents of the Borrower or its Subsidiaries, (ii) issuances of stock by Subsidiaries of the Borrower to the Borrower or to Wholly-Owned Subsidiaries of the Borrower, and capital contributions by the Borrower to its Subsidiaries and (iii) the first $30,000,000 of net cash proceeds from equity issuances by the Borrower), shall be applied as a mandatory prepayment of the outstanding principal amount of the Term Loans.

            (f) On the date on which any Change of Control occurs, the outstanding principal amount of all Loans shall be due and payable in full.

            (g) If on any date the outstanding principal amount of Revolving Loans (after giving effect to all other repayments thereof on such date) exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of the Revolving Loans in an amount equal to such excess.

            (ii) Application:

            (a) Each mandatory prepayment of Term Loans pursuant to Section 3.02(i)(b), (c), (d) or (e) shall be applied to reduce the then remaining Scheduled Repayments in inverse order of maturity.

            (b) With respect to each prepayment of Loans required by this
Section 3.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided that (i) the Borrower shall first so designate all Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment prior to designating any other Eurodollar Loans; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this
Section 3.02, if at any time the mandatory prepayment of Term Loans pursuant to
Section 3.02(i)(b), (c), (d) or (e) would result, after giving effect to the first sentence of this clause (b), in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may, if it so elects by notice to the Administrative Agent, deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of the Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account).

            3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and the Notes shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written, telex or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension period at the applicable rate in effect immediately prior to such extension.

            3.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts, evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 11.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 3.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

            (c) If the Borrower pays any additional amount under this Section
3.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Bank, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this
Section 3.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; and (iii) nothing in this Section 3.04(c) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

            SECTION 4. Conditions Precedent. The obligation of the Banks to make Loans to the Borrower hereunder is subject, at the time of the making of each such Loan (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

            4.01 Effectiveness; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred, and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Term Note and Revolving Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

            4.02 No Default; Representations and Warranties. At the time of the making of each Loan and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of such Loan, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            4.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received an officer's certificate dated such date, signed by an appropriate officer of the Borrower, stating that all of the applicable conditions set forth in Sections 4.02, 4.06, 4.07, 4.10, 4.14 and
4.21 exist as of such date.

            4.04 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received an opinion, or opinions, in form and substance reasonably satisfactory to the Administrative Agent, addressed to each of the Banks and dated the Initial Borrowing Date, from (i) Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower, which opinion shall cover the matters contained in Exhibit C-1 hereto, (ii) Harnett Lesnick & Ripps

P.A., counsel to the Borrower, which opinion shall cover the matters contained in Exhibit C-2 hereto, (iii) McCarthy & Tetrault, counsel to the Borrower, which opinion shall cover the matters contained in Exhibit C-3 hereto, and (iv) White & Case LLP, special counsel to the Banks, which opinion shall cover the matters contained in Exhibit C-4 hereto.

            4.05 Corporate Proceedings. (a) On the Initial Borrowing Date, the Banks shall have received from each Credit Party an officer's certificate, dated the Initial Borrowing Date, signed by the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit D hereto with appropriate insertions, together with (x) copies of the Certificate of Incorporation and By-Laws of such Credit Party and (y) the resolutions of such Credit Party and the other documents referred to in such certificate, and the foregoing shall be reasonably satisfactory to the Administrative Agent.

            (b) All corporate, tax and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement, the other Credit Documents and the Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            4.06 Adverse Change, etc. The Administrative Agent shall not have become aware of any facts or conditions not previously known or disclosed, whether occurring prior to or after the Effective Date, and since December 31, 1998 nothing shall have occurred, in either case which, when taken as a whole, the Administrative Agent shall reasonably determine (i) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent under this Agreement or any other Credit Document, or on the ability of any Credit Party to perform its obligations hereunder or thereunder, or (ii) has or is reasonably likely to have a Material Adverse Effect.

            4.07 Litigation. No actions, suits or proceedings shall be pending or, to the knowledge of the Borrower, threatened (i) with respect to this Agreement or any other Credit Document, the Transaction Documents or the transactions contemplated hereby or thereby (including the Acquisition) or (ii) which either the Administrative Agent or the Required Banks shall determine has, or is reasonably likely to have, (x) a Material Adverse Effect or (y) a material adverse effect on the rights or remedies of the Banks or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its obligations hereunder or thereunder.

            4.08 Subsidiary Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

            4.09 Pledge Agreement. On or prior to the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement substantially in the form of Exhibit G hereto (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement"), which Pledge Agreement shall be in full force and effect, and shall have delivered to the Collateral Agent, as pledgee thereunder:

            (A) all of the Pledged Securities referred to therein (other than the stock of American Pioneer), endorsed in blank or together with undated stock powers executed in blank, as appropriate;

            (B) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be reasonably necessary to perfect the security interests purported to be created by the Pledge Agreement;

            (C) evidence of the completion of all recordings and filings of, or with respect to, the Pledge Agreement (other than the filing of the UCC-1 Financing Statements referred to in (B) above) as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created thereunder; and

            (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Pledge Agreement have been taken or will be taken promptly after the Initial Borrowing Date.

            4.10 Consummation of the Transaction. (a) Prior to or concurrently with the incurrence of the Term Loans on the Initial Borrowing Date, the Acquisition shall have been consummated in accordance with the Acquisition Documents, which Acquisition Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and all Legal Requirements, and each of the conditions precedent to the consummation of the Acquisition (including, without limitation, the accuracy in all material respects of the representations and warranties contained in the Acquisition Agreement) shall have been satisfied in all material respects, and not waived, except with the reasonable consent of the Administrative Agent, to the reasonable satisfaction of the Administrative Agent.

            (b) Prior to or concurrently with the incurrence of the Term Loans on the Initial Borrowing Date, the Refinancing shall have been consummated in accordance with the Refinancing Documents, which Refinancing Documents shall be in form and substance reasonably satisfactory to the Administrative Agent, and all Legal Requirements, each of the conditions precedent to the consummation of the Refinancing shall have been satisfied in all material respects and not waived, except with the reasonable consent of the Administrative Agent, to the reasonable satisfaction of the Administrative Agent, all commitments in connection with the existing Indebtedness for borrowed money of the Borrower and the Acquired Businesses shall have been terminated and all Liens securing the Indebtedness refinanced pursuant to the Refinancing shall have been terminated and released to the reasonable satisfaction of the Administrative Agent.

            (c) Prior to or concurrently with the incurrence of the Term Loans on the Initial Borrowing Date, the Borrower shall have received net cash proceeds from the Equity Investment of at least $91,000,000, and all of the documentation governing the terms of the Equity Investment shall be reasonably satisfactory to the Administrative Agent (it being understood and agreed that if the entire $94,000,000 of the Equity Investment has not been received by the Borrower by the 45th day following the Initial Borrowing Date, an Event of Default shall be deemed to exist as of such day).

            4.11 Transaction Documents. On or before the Initial Borrowing Date, there shall have been delivered to the Administrative Agent, true and correct copies of the Transaction Documents as in effect on the Initial Borrowing Date, and all terms of such Transaction Documents shall be reasonably satisfactory in form and substance to the Administrative Agent. The representations and warranties set forth in the Transaction Documents shall be true and correct in all material respects as if made on and as of the Initial Borrowing Date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. Concurrently with the incurrence of the Term Loans on the Initial Borrowing Date, the Transaction shall have been consummated in substantial compliance with the terms of the Transaction Documents and all Legal Requirements.

            4.12 Various Agreements. On or prior to the Initial Borrowing Date, the Borrower shall have delivered to the Administrative Agent a list or schedule of all of the documents listed below, which list or schedule shall be certified as true and correct by an appropriate officer of the Borrower (and copies of any of the documents set forth on such list or schedule shall have been made available to the Administrative Agent or any Bank which has requested same):

            (a) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor shall have been made so available) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall have been made so available in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any of its Subsidiaries or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Plan Documents");

            (b) all material employment agreements (or the forms thereof), if any, with respect to the senior management of the Borrower or any of its Subsidiaries (collectively, the "Management Agreements");

            (c) all agreements, if any, (or the forms thereof) entered or to be entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements (or the forms thereof) entered or to be entered into by stockholders relating to any such entity with respect to its capital stock, but excluding agreements with directors of any Subsidiaries of the Borrower relating to directors' qualifying shares held by such directors (collectively, the "Stockholders Agreements");

            (d) all tax sharing, tax allocation and other similar agreements (or the forms thereof) entered or to be entered into by the Borrower and/or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

            (e) all material agreements entered into between the Borrower and any of its Subsidiaries and/or among or between any of the Borrower's Subsidiaries relating to the allocation of expenses incurred by the Borrower or any such Subsidiary (collectively, the "Shared Expenses Agreements");

            (f) all material contracts of the Borrower or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction, including, without limitation, all management and/or service contracts entered into or to be entered into between the Borrower and its Subsidiaries and the Strategic Marketing Alliance Agreement (collectively, the "Material Contracts"); and

            (g) all material Reinsurance Agreements of the Borrower and each of its Subsidiaries; all of which Plan Documents, Management Agreements, Stockholders Agreements, Tax Sharing Agreements, Shared Expenses Agreements, Material Contracts and Reinsurance Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

            4.13 Financial Statements; Projections. Prior to the Initial Borrowing Date, the Borrower shall have delivered or caused to be delivered to the Administrative Agent with copies for each Bank:

            (a) the audited Annual Statement of (i) each of the Borrower's Subsidiaries which is a Regulated Insurance Company and (ii) each of the Acquired Businesses which is a Regulated Insurance Company, in each case for the fiscal year ended December 31, 1998, prepared in accordance with SAP and as filed with the respective Applicable Insurance Regulatory Authority, which Annual Statement shall be satisfactory in form and substance to the Administrative Agent;

            (b) the audited balance sheet of (i) the Borrower and its Subsidiaries (on a consolidated basis) and (ii) the Acquired Businesses (on a Combined basis), in each case for the fiscal year ended December 31, 1998, and the related statements of income, of stockholders' equity and of cash flows, in each case prepared in accordance with GAAP;

            (c) projected financial statements for the Borrower and its Subsidiaries reflecting the projected financial condition, income and expenses of the Borrower and its Subsidiaries after giving effect to the Transaction and the other transactions contemplated hereby, which projected financial statements shall be reasonably satisfactory in form and substance to the Administrative Agent;

            (d) a closing funds flow statement in connection with the Transaction, in form and substance reasonably satisfactory to the Administrative Agent; and

            (e) a pro forma balance sheet of Borrower, as of the Initial Borrowing Date, after giving effect to the Transaction and the other transactions contemplated hereby.

            4.14 Approvals, etc. On the Initial Borrowing Date the following approvals shall have been obtained to the satisfaction of the Administrative
Agent:

            (i) all necessary and material governmental and third party approvals, permits and licenses (including without limitation the approval of (x) the respective Insurance Departments of the States of Florida, New York, North Carolina, Pennsylvania and Texas and (y) the Applicable Insurance Regulatory Authority of Canada) in connection with the Transaction and this Agreement and the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein (including without limitation the Acquisition and the pledge of stock of the Subsidiaries of the Borrower), to the extent such approvals, consents, permits and licenses are required to be obtained or made prior to the Initial Borrowing Date, shall have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired, in each case without any action being taken by any competent authority (including any court having jurisdiction) which restrains, prevents or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of the Transaction or any such agreement or transaction;

            (ii) the Form A filed by the Borrower with the respective Insurance Departments of the States of Florida, New York, North Carolina, Pennsylvania and Texas (and the equivalent form required to be filed in Canada), together with the approval of such Insurance Department, or other Applicable Insurance Regulatory Authority, of such Form A or equivalent form (and all stipulations or conditions relating to such approval), which approvals (and stipulations and conditions, if any) shall be reasonably satisfactory to the Administrative Agent;

            (iii) all necessary shareholder approvals in connection with the Transaction shall have been obtained and remain in full force and effect;

            (iv) all regulatory approvals in connection with the pledge of the stock of each Regulated Insurance Company shall have been obtained and remain in full force and effect; and

            (v) the payment of management fees to the Borrower pursuant to service contracts entered into between the Borrower and certain Subsidiaries of the Borrower shall have been approved by each Applicable Insurance Regulatory Authority.

            4.15 Indebtedness. On the Initial Borrowing Date and after giving effect to the consummation of the Transaction, the only Indebtedness for borrowed money of the Borrower and its Subsidiaries, other than Indebtedness permitted under Sections 7.04(c), (f) and (j), shall consist of the Indebtedness incurred pursuant to the Credit Documents.

            4.16 Payment of Fees. On the Initial Borrowing Date, all costs, fees and expenses (including, without limitation, legal fees and expenses), and all other compensation contemplated by this Agreement or the other Credit Documents, due to the Administrative Agent or any Banks shall have been paid to the extent due.

            4.17 Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to all Borrowings of Loans.

            4.18 Insurance Policies. On the Initial Borrowing Date, the Administrative Agent shall have received evidence of insurance complying with the requirements of Section 6.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.

            4.19 Capital Structure. On or prior to the Initial Borrowing Date, the corporate and capital structure (and all agreements related thereto) of the Borrower and its Subsidiaries and all organizational documents of the Borrower and its Subsidiaries shall be reasonably satisfactory to the Administrative Agent.

            4.20 Actuarial Reports. On or prior to the Initial Borrowing Date, the Borrower shall have delivered, or shall have caused to be delivered, to the Administrative Agent actuarial evaluation reports from Tillinghast and BAS Actuarial Services regarding such firms' independent review of the insurance reserves (other than life insurance reserves but including disability income claim reserves and active life reserves) of PennLife, and after review of such reports and other available information the Administrative Agent shall be satisfied that all reserves and other similar amounts of each Acquired Business are adequate in all material respects to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims and other liabilities of each such Acquired Business under all insurance contracts under which such Acquired Business has any liability.

            4.21 Pre-Closing Restructuring Transactions. On or prior to the Initial Borrowing Date, the conditions set forth on the annex entitled Pre-Closing Restructuring Transactions attached to the Acquisition Agreement and attached hereto as Annex X shall have been satisfied.

            The acceptance of the benefits of the Loans on the Initial Borrowing Date and on the date of each Loan thereafter shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified in this Section 4 exist or have been satisfied as of such date. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks.

            SECTION 5. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of the Loans being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of the date of the making of the Loans (after giving effect to the consummation of the Transaction on such date) unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case such representation and warranty shall be true and correct in all material respects as of such other specified date):

            5.01 Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing (where applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has been duly qualified and is authorized to do business and is in good standing (where applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

            5.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Each Credit Party and each of its Subsidiaries has duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

            5.03 No Contravention of Laws, Agreements or Organizational Documents. Neither the execution, delivery and performance by any Credit Party of the Transaction Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Pledge Agreement) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

            5.04 Litigation and Contingent Liabilities. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing involving the Borrower or any of its Subsidiaries (including, without limitation, with respect to the Transaction, this Agreement or any documentation executed in connection therewith or herewith) (i) which has or is likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the making of any Loan hereunder.

            (b) Except as fully reflected in the financial statements described in Section 5.11(b) (including the footnotes thereto), the Indebtedness incurred under this Agreement and in connection with the Transaction and all obligations incurred in the ordinary course of business since the date of the financial statements described in Section 5.11(b), there were as of the Initial Borrowing Date (and after giving effect to the Loans made on such date), no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation, which, in the case of any of the foregoing referred to in this clause (b), either individually or in the aggregate, are or would be reasonably likely to have a Material Adverse Effect.

            5.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Term Loans shall be utilized solely to effect the Transaction and to pay costs and expenses in connection therewith.

            (b) The proceeds of all Revolving Loans shall be utilized for general corporate and working capital purposes, it being understood that Revolving Loans may not be utilized to effect the Transaction (but may be utilized to pay costs and expenses in connection therewith).

            (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            5.06 Approvals. Except for filings and approvals made or obtained on or prior to the Initial Borrowing Date, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic Governmental Authority is required to authorize or is required prior to the Initial Borrowing Date in connection with
(i) the execution, delivery and performance of any Transaction Document or (ii) the legality, validity, binding effect or enforceability of any Transaction Document.

            5.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            5.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            5.09 True and Complete Disclosure; Projections and Assumptions. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Bank (including, without limitation, all information contained in the Transaction Documents, but excluding the Projections and any other projections) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Administrative Agent will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The Projections are based on good faith estimates and assumptions believed by the Borrower to be reasonable and attainable at the time made, it being recognized by the Banks that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results.

            5.10 Consummation of Transaction. Prior to or concurrently with the incurrence of the Term Loans on the Initial Borrowing Date, (i) the Transaction has been consummated in accordance with the terms and conditions of the Transaction Documents and all Legal Requirements and (ii) the Borrower is the owner, directly or indirectly, of 100% of the outstanding capital stock of the Acquired Businesses, free and clear of all Liens (other than Liens created pursuant to the Pledge Agreement). All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction in accordance with the terms and conditions of the Transaction Documents and all Legal Requirements have been, or prior to the time required, will have been, obtained, given, filed or taken (with no concessions, agreements or understandings having been made or entered into by the Borrower or any of its Subsidiaries in connection therewith other than those disclosed to the Banks prior to the Effective Date and found reasonably acceptable by the Administrative Agent) and are or will be in full force and effect. All applicable waiting periods with respect thereto have, or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction or the making of the Loans or the performance by the Borrower and its Subsidiaries of their obligations under the Transaction Documents.

            5.11 Financial Condition; Financial Statements. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and all Indebtedness incurred, and to be incurred, on or prior to the Initial Borrowing Date, and Liens created, and to be created, on or prior to the Initial Borrowing Date, in connection with this Agreement, with respect to each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower

(on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will have sufficient capital with which to conduct its or their business. For purposes of this Section 5.11(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (b) The financial statements and pro forma balance sheet (after giving effect to the Transaction and the other transactions contemplated hereby) delivered to the Administrative Agent pursuant to Section 4.13 present fairly in all material respects the financial position of the respective Persons referred to in such Section at the dates of said statements and the results of operations for the periods covered thereby (or, in the case of the pro forma balance sheet, present a good faith estimate of the consolidated pro forma financial condition of the Borrower and its Subsidiaries as of the date thereof). All such financial statements have been prepared in accordance with SAP or GAAP, as indicated in
Section 4.13, consistently applied except to the extent provided in the notes to said financial statements.

            (c) Since December 31, 1998, nothing has occurred which, when taken as a whole, has or could reasonably be expected to have a Material Adverse Effect.

            5.12 Security Interests. On and after the Initial Borrowing Date, the Pledge Agreement creates, as security for the Obligations, valid and enforceable perfected security interests in and Liens on all of the Collateral subject thereto, superior to and prior to the rights of all third persons (except in the case of the stock of American Pioneer, which is subject to the Lien of American Progressive) and subject to no other Liens other than Liens permitted pursuant to Sections 7.03(a), (b), (f), (g) and (h), in favor of the Collateral Agent for the benefit of the Banks. At all times on or after the Initial Borrowing Date, the Borrower or the applicable Credit Party, as the case may be, has good and marketable title to all Collateral free and clear of all Liens (except as created pursuant to the Pledge Agreement). No filings or recordings are required in order to perfect the security interests created under the Pledge Agreement except for filings or recordings which shall have been made, or provided for to the reasonable satisfaction of the Administrative Agent, upon or prior to the Initial Borrowing Date.

            5.13 Tax Returns and Payments. Except as set forth on Annex XI, the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and adequately disclosed and fully provided for in the financial statements of the Borrower and each of its Subsidiaries in accordance with GAAP or SAP, as the case may be. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Person) for the payment of, all material federal, state and foreign taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

            5.14 Compliance with ERISA. (a) Annex IV sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a) (3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made except to the extent of any such contribution which, if not timely made, would not result in a material liability to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any material amount of such liability under any of the foregoing sections with respect to any Plan; to the Borrower's knowledge no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material amount of liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA in a distress termination; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits or relating to qualified domestic relations orders) is pending, expected or threatened; no Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA); neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability as a result of any group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) other than a multiemployer plan described in Section 3(37) of ERISA which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate having not been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and, except with respect to certain post-retirement health care obligations, as disclosed on Annex XII, the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

            5.15 Subsidiaries. (a) Annex V hereto lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein) and also identifies the owner thereof in each case existing on the Initial Borrowing Date (after giving effect to the Transaction). All such Subsidiaries are direct or indirect Wholly-Owned Subsidiaries of the Borrower.

            (b) There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement or the other Credit Documents, (ii) Legal Requirements, (iii) customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, and (iv) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement.

            5.16 Intellectual Property, etc. The Borrower and each of its Subsidiaries own or possess the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

            5.17 Pollution and Other Regulations. The Borrower and each of its Subsidiaries are in compliance with all laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all domestic and foreign jurisdictions in which the Borrower and each of its Subsidiaries is presently doing business, and the Borrower will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which the Borrower or such Subsidiary may then be doing business; in each case other than those the non-compliance with which could not reasonably be expected to have a Material Adverse Effect.

            5.18 Labor Relations; Collective Bargaining Agreements. (a) Set forth on Annex VI is a list and description (including dates of termination) of all collective bargaining and similar agreements between or applicable to the Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and/or any Subsidiary on the Initial Borrowing Date.

            (b) Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. (i) There is no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened in writing against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against the Borrower or any of its Subsidiaries or threatened in writing against any of them, (ii) there is no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or threatened in writing against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

            5.19 Capitalization. (a) On the Initial Borrowing Date, and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower consists of (i) 80,000,000 shares of common stock, $0.01 par value per share, 43,250,000 of which shall be issued and outstanding and (ii) 7,930 shares of Series C Convertible Preferred Stock, $1.00 par value per share, of which 7,930 shares designated as Series C-1 shall be issued and outstanding. As of the Initial Borrowing Date, all such outstanding shares of the Borrower have been duly and validly issued and are fully paid and nonassessable. On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, warrants and grants outstanding in the aggregate amounts set forth on Annex IX.

            (b) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of American Exchange shall consist of 700,000 shares of common stock, $1.00 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. American Exchange does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (c) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of American Pioneer shall consist of 1,999,800 shares of common stock, $2.50 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. American Pioneer does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (d) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of American Progressive shall consist of 16,667 shares of common stock, $150.00 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. American Progressive does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (e) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of PFI shall consist of

1,000 shares of common stock, $1.00 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. PFI does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (f) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Canadian Holdco shall consist of an unlimited number of common shares, of which 100,100 shares are issued and outstanding and registered in the name of the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Canadian Holdco does not have outstanding any securities convertible into or exchangeable for its shares or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its shares.

            (g) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of PennLife shall consist of 50,000 shares of common stock, $100.00 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by American Exchange. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. PennLife does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (h) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Peninsular shall consist of 7,200,000 shares of common stock, $2.25 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by American Exchange. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Peninsular does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (i) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital of PC-Canada consists of an unlimited number of common and preferred shares, of which 100 common shares and 100 preferred shares are issued and outstanding and registered in the name of Canadian Holdco. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. PC-Canada does not have outstanding any securities convertible into or exchangeable for its shares or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its shares.

            (j) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of ConLife shall consist of 50,000 shares of common stock, $60.00 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by American Exchange. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. ConLife does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (k) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Union Bankers shall consist of 1,360,000 shares of common stock, $2.00 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by American Exchange. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Union Bankers does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (l) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Marquette shall consist of 2,100,000 shares of common stock, $1.00 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by Union Bankers. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Marquette does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (m) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of WorldNet shall consist of 1000 shares of common stock, $1.00 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. WorldNet does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (n) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Quincy shall consist of 20,000,000 shares of common stock, $1.00 par value per share, and all of the issued and outstanding shares of such common stock are directly owned by the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Quincy does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            5.20 Representations and Warranties in Transaction Documents. All representations and warranties set forth in the Transaction Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            5.21 Indebtedness. Annex III sets forth a true and complete list of all Indebtedness outstanding under Sections 7.04(c) and (j) of the Borrower and its Subsidiaries as of the Initial Borrowing Date (after giving effect to the Transaction), in each case showing the aggregate principal amount thereof, the name of the lender in respect thereof and the name of the respective borrower and any other entity which has directly or indirectly guaranteed such Indebtedness.

            5.22 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with all applicable environmental laws), except those the noncompliance with which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            5.23 Insurance Licenses. Each Regulated Insurance Company has obtained and maintains in full force and effect all licenses and permits from all regulatory authorities necessary to operate in the jurisdictions in which such Regulated Insurance Company operates, in each case other than such licenses and permits the failure to obtain or maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.24 Year 2000 Compliance. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without a Material Adverse Effect.

            SECTION 6. Affirmative Covenants. The Borrower hereby covenants and agrees that on the Initial Borrowing Date and thereafter, for so long as this Agreement is in effect and until the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            6.01 Information Covenants. The Borrower will furnish or cause to be furnished to each Bank:

            (a) Annual Financial Statements. (i) As soon as available and in any event within 100 days after the close of each fiscal year of the Borrower,
      (x) the consolidated balance sheet of the Borrower and its Subsidiaries, in each case, as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year and (y) the consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of the fiscal year and the related consolidating statements of income, of stockholders' equity and of cash flows for such fiscal year; in each case prepared in accordance with GAAP and setting forth comparative figures for the preceding fiscal year, and, in the case of such consolidated statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (ii) As soon as available and in any event within 90 days after the close of each fiscal year of each Regulated Insurance Company, the Annual Statement (prepared in accordance with SAP) for such fiscal year of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Insurance Regulatory Authority) together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of such Regulated Insurance Company stating that such Annual Statement presents fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

            (iii) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the "Statement of Actuarial Opinion" and "Management Discussion and Analysis" for each Regulated Insurance Company (prepared in accordance with SAP) for such fiscal year and as filed with the Applicable Regulatory Insurance Authority in compliance with the requirements thereof (or a report containing equivalent information for any Regulated Insurance Company not so required to file the foregoing with the Applicable Regulatory Insurance Authority).

            (b) Quarterly Financial Statements. (i) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (x) the consolidated balance sheet of the Borrower and its Subsidiaries at the end of such fiscal quarter and the related consolidated statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and (y) the consolidating balance sheet of the Borrower and each of its Subsidiaries as at the end of such fiscal quarter and the related consolidating statements of income, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period; in each case setting forth comparative figures for the related periods in the prior fiscal year, and all of which shall be prepared in accordance with GAAP and certified by the Chief Financial Officer or other Authorized Officer of the Borrower, as the case may be, subject to changes resulting from normal year-end audit adjustments.

            (ii) As soon as available and in any event within 90 days after the close of each of the first three quarterly accounting periods in each fiscal year of each Regulated Insurance Company, quarterly financial statements (prepared in accordance with SAP) for such fiscal period of such Regulated Insurance Company, as filed with the Applicable Insurance Regulatory Authority, together with the opinion thereon of the Chief Financial Officer or other Authorized Officer of such Regulated Insurance Company stating that such financial statements present fairly in all material respects the financial condition and results of operations of such Regulated Insurance Company in accordance with SAP.

            (c) Financial Plans, etc. No later than 120 days following the first day of each fiscal year of the Borrower, copies of the annual financial plan or budget for such fiscal year prepared by management of the Borrower for its internal use and distributed to the Board of Directors of the Borrower. Together with each delivery of financial statements pursuant to
      Section 6.01(a)(ii) and (b)(ii), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the plans required to be submitted pursuant to this clause (c) shall be presented.

            (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a)(i) and (ii) and
      (b)(i) and (ii), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (x) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 7.10, 7.11, 7.12 and 7.13 as at the end of such fiscal year or quarter, as the case may be, and (y) a summary of all outstanding litigation at the end of such fiscal year or quarter and of all litigation settled during the preceding fiscal quarter, in each case involving the Borrower or any of its Subsidiaries, but only to the extent that any such litigation could reasonably be expected to have a Material Adverse Effect.

            (e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, (x) notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) promptly after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any outstanding litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

            (f) Auditors' Reports. Promptly upon receipt thereof, a copy of (x) each other report or "management letter" submitted to the Borrower or any of its Subsidiaries by their independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries and (y) each report submitted to the Borrower or any of its Subsidiaries by any independent actuary with respect to reserve adequacy.

            (g) Reserve Adequacy Report. Promptly following a request from the Administrative Agent or the Required Banks (which request may only be made when an Event of Default has occurred and is continuing), a report prepared by an independent actuarial consulting firm of recognized professional standing reasonably satisfactory to the Administrative Agent or the Required Banks, as the case may be, reviewing the adequacy of reserves of each Regulated Insurance Company determined in accordance with SAP, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Regulated Insurance Company in the possession of or available to the Borrower or its Subsidiaries.

            (h) Other Regulatory Statements and Reports. Promptly (A) after receipt thereof, copies of all triennial examinations and risk adjusted capital reports of any Regulated Insurance Company, delivered to such Person by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority, (B) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority or any governmental agency or agencies substituted therefor, as to a violation of any Legal Requirement by any Regulated Insurance Company which is likely to have a Material Adverse Effect, (C) after receipt thereof, a copy of the final report to each Regulated Insurance Company from the NAIC for each fiscal year, as to such Regulated Insurance Company's compliance or noncompliance with each of the NAIC Tests, (D) after receipt thereof, a copy of any notice of termination, cancellation or recapture of any Reinsurance Agreement or Retrocession Agreement to which a Regulated Insurance Company is a party to the extent such termination or cancellation is likely to have a Material Adverse Effect,
      (E) and in any event within ten Business Days after receipt thereof, copies of any notice of actual suspension, termination or revocation of any license of any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, including any request by an Applicable Insurance Regulatory Authority which commits a Regulated Insurance Company to take or refrain from taking any action or which otherwise affects the authority of such Regulated Insurance Company to conduct its business, and (F) and in any event within ten Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any actual changes in the insurance laws enacted in any state in which any Regulated Insurance Company is domiciled which could reasonably be expected to have a Material Adverse Effect.

                        (i) Other Information. Promptly upon filing thereof with
            the SEC or transmission thereof, as the case may be, copies of any final registrations and documents, and other reports specified in
            Section 13 and 15(d) of the Exchange Act filed by the Borrower or any of its Subsidiaries (other than any registration statement on Form S-8) and copies of all financial statements and proxy statements, and material notices and reports, as the Borrower or any of its Subsidiaries shall send to analysts generally or the holders of their capital stock in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or existing documents (financial or otherwise) as the Administrative Agent or any Bank may reasonably request from time to time.

                        6.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another Person), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals, upon reasonable prior notice and to such reasonable extent as the Administrative Agent or any Bank may request.

                        6.03 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

                        6.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims (other than claims relating to the adjustment or settling, in the ordinary course of business, of claims in respect of insurance policies or reinsurance contracts) which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

                        6.05 Corporate Franchises. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and authority; provided that any transaction permitted by Section 7.02 will not constitute a breach of this Section 6.05.

                        6.06 Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Government Authorities, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which could not reasonably be expected to have a Material Adverse Effect.

                        6.07 ERISA. As soon as possible and, in any event, within 10 Business Days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or should reasonably know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made except to the extent that any such untimely contribution would not result in a material liability to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material amount of liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides death, health or severance benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or applicable state law or as disclosed on Annex XII) or any Plan. At the request of any Bank, the Borrower will promptly deliver to such Bank a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, if requested by the Banks, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 10 Business Days after the date such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

                        6.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party; provided, that the failure to pay any Indebtedness shall not constitute a breach of this Section 6.08 unless it shall give rise to an Event of Default under Section 8.04.

                        6.09 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

                        6.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                        6.11 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Administrative Agent and the Required Banks does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (y) of any promissory note issued by such Foreign Subsidiary to the Borrower or any of its Domestic Subsidiaries and (ii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the Pledge Agreement, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Agreement or Other Hedging Agreement, to the extent that the entering into such Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 6.11 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

                        6.12 Maintenance of Licenses and Permits. The Borrower will, and will cause each of its Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality except where failure to maintain the same could not reasonably be expected to have a Material Adverse Effect.

                        6.13 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 6.13, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b), together with all other items required to be delivered in accordance with Section 11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 6.13 (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Administrative Agent).

                        6.14 Surplus Notes. The Borrower will cause American Exchange to issue to the Borrower, on the Initial Borrowing Date, one or more surplus notes having an aggregate principal amount of $70,000,000, the terms and provisions of which shall be reasonably satisfactory to the Administrative Agent (the "Surplus Notes").

                        SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees that on the Initial Borrowing Date and thereafter, for so long as this Agreement is in effect and until the Loans together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                        7.01 Changes in Business. (a) The Borrower will not permit any of its Subsidiaries to engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date (after giving effect to the Transaction) and activities related, ancillary or complimentary thereto.

                        (b) The Borrower will engage in no business other than
(i) the ownership of the capital stock and other equity interests in its Subsidiaries, (ii) the incurrence of Indebtedness permitted to be incurred by it under Section 7.04, (iii) acquisitions permitted under Section 7.02(h) and (iv) the entering into and performing of its obligations under the Transaction Documents.

                        7.02 Consolidation, Merger, Sale or Purchase of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any of its property or assets (including the sale of capital stock of any of its Subsidiaries, but excluding any sale or disposition of property or assets (including obsolete or worn out property) in the ordinary course of business), or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (excluding any purchases, leases or other acquisitions of property or assets in, and for use in, the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                        (a) The Transaction;

                        (b) Capital Expenditures by the Borrower and its
            Subsidiaries to the extent permitted by Section 7.05;

                        (c) The investments, acquisitions and transfers or
            dispositions of property permitted pursuant to Section 7.06;

                        (d) The merger or consolidation or liquidation of (i)
            any Wholly-Owned Subsidiary of the Borrower with or into another Wholly-Owned Subsidiary of the Borrower or (ii) any Non-Regulated Company that is a Wholly-Owned Subsidiary of the Borrower with or into the Borrower, so long as the Borrower is the surviving entity following such merger, consolidation or liquidation;

                        (e) Any Regulated Insurance Company may enter into any
            Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided that no Regulated Insurance Company shall enter into any Financial Reinsurance Agreements;

                        (f) The Borrower or any of its Subsidiaries may enter
            into leases of property or assets in the ordinary course of business not otherwise in violation of this Agreement;

                        (g) Each of the Borrower and its Subsidiaries may sell
            assets, provided that (w) each such sale shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) no less than 80% of the aggregate sale proceeds of each such sale are in the form of cash and (y) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (g) in any fiscal year shall not exceed 20% of the Consolidated Net Worth of the Borrower as of the first day of such fiscal year (it being understood and agreed that, for purposes of this clause (y), the aggregate sale proceeds from a sale by a Regulated Insurance Company of assets and related liabilities by way of a Reinsurance Agreement or a Retrocession Agreement shall be deemed to be the Surplus Increase (if positive) to such Regulated Insurance Company as a result of such sale), provided, further, that (i) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (i) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such asset sale had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower with respect to any asset sale, the Borrower and its Subsidiaries would have been in compliance with Sections 7.10 through 7.13 of this Agreement as of, or for the relevant period ended on, the last day of such fiscal quarter and (ii) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (ii) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such asset sale had been consummated, the covenants contained in Sections 7.10 through 7.13 will continue to be met for the twelve-month period following the last day of the fiscal quarter ended after the date of the consummation of such asset sale;

                        (h) So long as no Default or Event of Default then
            exists or would result therefrom, the Borrower and its Subsidiaries may acquire (including by means of a merger) assets or the capital stock of any Person (any such acquisitions permitted by this clause
            (h), a "Permitted Acquisition"), provided, that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the businesses permitted pursuant to
            Section 7.01(a), (ii) each such acquisition shall be for an amount not greater than the fair market value thereof (as determined in good faith by the Board of Directors of the Borrower), (iii) the only consideration paid by the Borrower and its Subsidiaries in connection with any Permitted Acquisition shall be cash, common stock of the Borrower issued in accordance with Section 7.14(a)(i) and preferred stock of the Borrower issued in accordance with
            Section 7.14(a)(ii), (iv) the aggregate amount of cash expended by the Borrower and its Subsidiaries for Permitted Acquisitions shall not exceed (A) during the period from the Initial Borrowing Date to and including June 30, 2000, 10% of the Consolidated Net Worth of the Borrower and its Subsidiaries as of Initial Borrowing Date and
            (B) thereafter, during each successive period from July 1 of a given year to and including June 30 of the immediately following calendar year (each such period, a "Measurement Period"), 15% of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the last day of the immediately preceding Measurement Period, (v) the aggregate value of Borrower common stock and preferred stock issued by the Borrower as consideration for Permitted Acquisitions (valued in good faith by the Borrower) shall not exceed (A) during the period from the Initial Borrowing Date to and including June 30, 2000, 25% of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the Initial Borrowing Date and (B) thereafter, during each Measurement Period, 35% of the Consolidated Net Worth of the Borrower and its Subsidiaries as of the last day of the immediately preceding Measurement Period, (vi) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (vi) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such acquisition had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower, the Borrower and its Subsidiaries would have been in compliance with Sections 7.10 through 7.13 of this Agreement as of, or for the relevant period ended on, the last day of such fiscal quarter, (vii) on a pro forma basis (the pro forma adjustments made by the Borrower pursuant to this clause (vii) shall be subject to the reasonable satisfaction of the Administrative Agent) determined as if such acquisition had been consummated, the covenants contained in Sections 7.10 through 7.13 will continue to be met for the twelve-month period following the last day of the fiscal quarter ended after the date of the consummation of such acquisition and (viii) no such acquisition shall be consummated on a "hostile" basis (i.e., without the consent of the Board of Directors of the Person to be acquired); and

                        (i) Sales or other dispositions of assets from one
            Regulated Insurance Company to another Regulated Insurance Company.

To the extent the Required Banks (or all the Banks to the extent required by Section 11.12) waive the provisions of this Section 7.02 with respect to the disposition of any Collateral, or any Collateral is disposed of as permitted by this Section 7.02, (i) such Collateral in each case shall be sold free and clear of the Liens in favor of the Secured Creditors created by the Pledge Agreement and (ii) if such Collateral includes all of the capital stock of a Subsidiary, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and the Administrative Agent and the Collateral Agent shall be authorized to take such actions as the Administrative Agent or the Collateral Agent reasonably deems appropriate in connection therewith.

                        7.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute relating to any such property, except:

                        (a) Liens for taxes and other assessments not yet due or
            being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                        (b) Liens in respect of property or assets of any of the
            Borrower's Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                        (c) Liens created by this Agreement or the other Credit
            Documents;

                        (d) Liens in existence on the Effective Date which are
            listed, and the property subject thereto on the Effective Date described, in Annex VII, without giving effect to any extensions or renewals thereof (provided that the securities subject to any such Lien may be replaced by other securities of no greater principal amount);

                        (e) Liens arising from judgments, decrees or attachments
            in circumstances not constituting an Event of Default under Section 8.09;

                        (f) Liens (other than any Lien imposed by ERISA)
            incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, Reinsurance Agreements, Retrocession Agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                        (g) Leases or subleases granted to others not
            interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                        (h) Easements, rights-of-way, restrictions, minor
            defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                        (i) Liens arising from UCC financing statements
            regarding leases not in violation of this Agreement;

                        (j) Liens on pledges or deposits of cash or securities
            made by any Regulated Insurance Company as a condition to obtaining or maintaining any licenses issued to it by any Applicable Insurance Regulatory Authority;

                        (k) Liens arising pursuant to purchase money mortgages,
            Capital Leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 7.04(b);

                        (l) Liens on property or assets acquired pursuant to a
            Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 7.04(g) and (ii) such Liens are not incurred in connection with or in contemplation or anticipation of such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and

                        (m) Liens consisting of customary set-off rights or
            bankers' liens on amounts on deposit and securing reimbursement obligations in respect of letters of credit issued for the account of the Borrower or any of its Subsidiaries, whether arising by contract or operation of law, to the extent incurred in the ordinary course of business.

                        7.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                        (a) Indebtedness incurred pursuant to this Agreement and
            the other Credit Documents;

                        (b) Capitalized Lease Obligations and Indebtedness of
            the Borrower and its Subsidiaries incurred pursuant to purchase money Liens permitted under Section 7.03(k), provided, that (x) all such Capitalized Lease Obligations are permitted under Section 7.05 and (y) the sum of (i) the aggregate Capitalized Lease Obligations plus (ii) the aggregate principal amount of such purchase money Indebtedness shall not exceed at any time outstanding an amount equal to $5,000,000;

                        (c) Indebtedness in existence on the Effective Date
            which is listed in Annex III, without giving effect to any subsequent extension, renewal or refinancing thereof;

                        (d) Obligations of any Regulated Insurance Company with
            respect to (i) letters of credit securing obligations under Reinsurance Agreements entered into in the ordinary course of business of any such Regulated Insurance Company, (ii) letters of credit issued in lieu of deposits to satisfy Legal Requirements or
            (iii) letters of credit or surety bonds issued in lieu of depositing securities with any Applicable Insurance Regulatory Authority to satisfy regulatory requirements; in any case to the extent (x) such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than 10 days following receipt by the Borrower or such Subsidiary of notice of payment on such letter of credit, (y) in the case of (i) and (ii), the aggregate outstanding amount of such obligations does not exceed $10,000,000 at any time and (z) in the case of (iii), the aggregate outstanding amount of such obligations does not exceed $2,500,000 at any time;

                        (e) Indebtedness under Interest Rate Agreements or Other
            Hedging Agreements entered into in respect of the Obligations or otherwise in the conduct of its business and not for speculative purposes;

                        (f) Indebtedness of American Exchange owing to the
            Borrower evidenced by the Surplus Notes;

                        (g) Indebtedness of the Borrower or a Wholly-Owned
            Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), and any refinancing of such Indebtedness so long as the principal amount thereof is not increased, provided that (i) such Indebtedness was not incurred in connection with or in contemplation of such Permitted Acquisition, (ii) such Indebtedness does not constitute Indebtedness for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute Indebtedness for borrowed money for purposes of this clause (i), and (iii) at the time of such Permitted Acquisition, such

            Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be;

                        (h) Indebtedness of the Borrower or any of its
            Subsidiaries arising under letters of credit issued for the account of any such Person in the ordinary course of business;

                        (i) Indebtedness constituting a loan from (i) any
            Regulated Insurance Company to another Regulated Insurance Company,
            (ii) any Regulated Insurance Company to the Borrower, (iii) any Subsidiary Guarantor to another Subsidiary Guarantor, (iv) the Borrower to any Subsidiary Guarantor or (v) the Borrower or any Subsidiary Guarantor to any Regulated Insurance Company; and

                        (j) Other Indebtedness of the Borrower in an aggregate
            outstanding principal amount not to exceed $15,000,000 at any time;

                        7.05 Capital Expenditures. (a) The Borrower will not incur, and will not permit any of its Subsidiaries to incur, Capital Expenditures, provided that the Borrower and its Subsidiaries may incur Capital Expenditures so long as the aggregate amount so incurred by the Borrower and its Subsidiaries (on a consolidated basis) during any fiscal year does not exceed $2,000,000.

                        (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year is greater than the amount of such Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year (excluding Capital Expenditures made under clause (c) below), such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal years.

                        (c) In addition to the Capital Expenditures permitted above in this Section 7.05, the Borrower and its Subsidiaries may make Capital Expenditures at any time with the net cash proceeds of Asset Sales and with the net cash proceeds of any equity issuance by the Borrower (in each case to the extent such proceeds are not required to be applied to prepay the Term Loans pursuant to Section 3.02).

                        (d) In addition to the Capital Expenditures permitted above in this Section 7.05, the Borrower and its Subsidiaries may make Permitted Acquisitions.

                        7.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                        (a) The Transaction shall be permitted;

                        (b) The Borrower and its Subsidiaries which are not
            Regulated Insurance Companies may invest in cash, Cash Equivalents and Investment Grade Securities other than investments which are Risk Derivatives (determined at the time of acquisition); provided that any investment in Investment Grade Securities (other than U.S.

            Government Obligations) issued by any single Issuer shall not exceed on the date such investment is made an amount which, when added to all other investments by all Regulated Insurance Companies and the Borrower in such Issuer and outstanding on such date, is equal to 5% of Invested Assets at such time;

                        (c) The Borrower and its Subsidiaries may acquire and
            hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                        (d) Loans and advances to employees for business-related
            travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

                        (e) The transactions described in Section 7.02(d), (e)
            and (h) shall be permitted;

                        (f) Regulated Insurance Companies may invest in (i)
            cash, (ii) Cash Equivalents, (iii) Investment Grade Securities and
            (iv) Non-Investment Grade Securities; provided that (A) no investment will be made in (i) any debt securities which are Non-Investment Grade Securities or (ii) any equity securities, at a time when, or if after giving effect thereto, the aggregate principal amount of all Non-Investment Grade Securities held by all Regulated Insurance Companies plus the aggregate outstanding investment made by all Regulated Insurance Companies in equity securities (other than securities of Persons which are Affiliates of the Borrower on the Effective Date) equals or exceeds or would equal or exceed 10% of Invested Assets; (B) no investment will be made in any real estate or loan secured by real estate (other than (I) credit tenant loans (as defined by the NAIC on the Effective Date),
            (II) those existing on the Effective Date (without giving effect to any increase thereto) and (III) loans secured by owner-occupied real estate, if made at a time when, and if after giving effect thereto, the aggregate of all such investments in mortgage loans does not exceed, and would not exceed, 5% of Invested Assets; and (C) no investment (other than U.S. Government Obligations) in any single Issuer shall exceed on the date such investment is made an amount which, when added to all other investments by the Borrower and its Subsidiaries in the same Issuer and outstanding on such date, is equal to 5% of Invested Assets at such time;

                        (g) Any Regulated Insurance Company may make investments
            in companies which are Wholly-Owned Subsidiaries of such Person (or any other Subsidiary of such Person created or acquired in accordance with Section 7.15) but only to the extent that any such investment, at the time made, does not reduce Statutory Surplus of such Regulated Insurance Company;

                        (h) Investments pursuant to commitments in effect as of
            the Effective Date and described (as to matter and amount) on Annex VIII;

                        (i) Investments acquired by the Borrower or any of its
            Subsidiaries (x) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, (y) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default or (z) in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                        (j) Investments existing on the Effective Date which are
            identified on Annex VIII;

                        (k) the Borrower may acquire and hold obligations of one
            or more agents, officers or employees of the Borrower or its Subsidiaries in connection with such agents', officers' or employees' acquisition of shares of capital stock of the Borrower or options to purchase shares of capital stock of the Borrower so long as no cash is paid by the Borrower or any of its Subsidiaries in connection with the acquisition of any such obligations and such obligations do not exceed $2,500,000 in aggregate principal amount outstanding at any time;

                        (l) Investments consisting of intercompany loans to the
            extent permitted under Section 7.04(i);

                        (m) Investments by the Borrower in Subsidiary
            Guarantors, and investments by Subsidiary Guarantors in other Subsidiary Guarantors;

                        (n) Investments by the Borrower and Subsidiary
            Guarantors in Regulated Insurance Companies;

                        (o) Investments consisting of prepaid expenses;

                        (p) Investments consisting of advances made by the
            Borrower and its Subsidiaries to agents, which advances are either
            (i) repayable and repaid within one year from the date of the making of such advance or (ii) repayable within a time period longer than one year from the date of the making of such advance, provided that the aggregate outstanding amount of advances under this clause (ii) shall not exceed $1,000,000 at any time; and

                        (q) Investments consisting of non-cash consideration
            received in connection with a sale of assets pursuant to Section 7.02(g).

                        7.07 Modifications of Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

                        (a) amend or modify (or permit the amendment or
            modification of) any of the terms or provision of the Acquisition Documents in any manner adverse to the interests of the Borrower and its Subsidiaries or the Banks;

                        (b) amend, modify or change in any manner materially
            adverse to the interests of the Banks the Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation) or By-Laws of the Borrower or any of its Subsidiaries, or any other agreement entered into by the Borrower or any of its Subsidiaries with respect to its capital stock, or enter into any new agreement with respect to the capital stock of the Borrower (to the extent adverse to the interests of the Banks) or any of its Subsidiaries;

                        (c) amend, modify or terminate (or permit the amendment, modification or termination of) in any manner adverse to the interests of the Borrower and its Subsidiaries or the Banks, the Tax Sharing Agreements; and/or

                        (d) amend, modify or terminate (or permit the amendment, modification or termination of) in any manner materially adverse to the interests of the Borrower and its Subsidiaries or the Banks, the Strategic Marketing Alliance Agreement.

                        7.08 Dividends, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or purchase or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any of its Subsidiaries, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that

                        (i) Any Subsidiary of the Borrower may pay cash
            dividends to its parent if such parent is the Borrower or a Wholly-Owned Subsidiary of the Borrower;

                        (ii) The Borrower may redeem or purchase its capital
            stock solely with the cash proceeds of capital stock issued by the Borrower after the Initial Borrowing Date, to the extent such proceeds are not required to be applied to prepay the Term Loans pursuant to Section 3.02;

                        (iii) The Borrower may redeem or purchase shares of its
            capital stock or options to purchase its capital stock held by former officers and employees of the Borrower or any of its Subsidiaries following the termination of their employment, provided that (x) at the time of any such redemption or purchase no Default or Event of Default shall exist or result therefrom and (y) the aggregate amount paid by the Borrower in respect of all such redemptions and purchases shall not exceed $1,000,000 in any fiscal year of the Borrower; and

                        (iv) The Borrower may pay regularly accruing dividends
            on preferred stock issued in accordance with Section 7.14(a) through the issuance of additional shares of such preferred stock, or by accrual or accretion, but not in cash.

                        (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any Subsidiary to (A) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, as applicable,
(B) make loans or advances to the Borrower or any Subsidiary, as applicable, (C) transfer any of its properties or assets to the Borrower or any Subsidiary, as applicable, or (D) guarantee the Obligations or (ii) the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of (I) this Agreement and the other Credit Documents and (II) Legal Requirements.

                        7.09 Transactions with Affiliates . The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (excluding the Borrower or any Wholly-Owned Subsidiary of the Borrower) other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                        7.10 Leverage Ratio. The Borrower will not permit the ratio of (i) Consolidated Indebtedness of the Borrower to (ii) Consolidated Total Capital of the Borrower at any time during any period set forth below to be greater than the ratio set forth opposite such period below:

                                       Period                          Ratio
                                       ------                          -----
                     Initial Borrowing Date to
                     but excluding March 31, 2000                    0.40:1.00
                     March 31, 2000 to
                     but excluding March 31, 2001                    0.35:1.00
                     March 31, 2001 to
                     but excluding March 31, 2002                    0.30:1.00
                     Thereafter                                      0.25:1.00

                        7.11 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any Test Period ending during a period set forth below to be less than the ratio set forth opposite such period below:

                                       Period                          Ratio
                                       ------                          -----
                     September 30, 1999 to and including             1.50:1.00
                     December 31,
                     1999
                     January 1, 2000 to and including
                     December 31,                                    2.50:1.00
                     2000
                     Thereafter                                      3.00:1.00

                        7.12 Minimum Risk Based Capital. (a) The Borrower will not permit the Risk Based Capital Ratio for any Regulated Insurance Company to be less than 125%.

                        (b) The Borrower will not permit the Risk Based Capital Ratio for the Regulated Insurance Companies (determined on a Combined basis) to be less than 150%.

                        7.13 Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth to be less than (a) at any time from the Initial Borrowing Date to, but excluding, September 30, 2000, $105,000,000, (b) at any time thereafter to, but excluding, March 31, 2001, $140,000,000, (c) at any time thereafter to, but excluding, March 31, 2002, $175,000,000 and (d) at any time thereafter, the sum of (i) $175,000,000 plus (ii) an amount, if positive, equal to 50% of the Borrower's Consolidated Net Income for the period from April 1, 2002 through the last day of the then most recently ended fiscal quarter.

                        7.14 Issuance of Stock. (a) The Borrower will not directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities), except (i) the issuance of common stock (and warrants, options and other rights to acquire common stock), so long as no Event of Default occurs under Section 8.10, and (ii) the issuance of preferred stock, so long as (x) no part of such preferred stock is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) and (y) any dividends associated with such preferred stock are solely payable in kind.

                        (b) The Borrower will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except (i) to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, (ii) to qualify directors if required by applicable law and (iii) pursuant to the Pledge Agreement.

                        7.15 Creation of Subsidiaries. The Borrower shall not create or acquire any Subsidiary other than (i) Regulated Insurance Companies which are direct or indirect Subsidiaries of the Borrower and all of the capital stock of such Subsidiary owned by the Borrower is pledged pursuant to the Pledge Agreement; and (ii) Non-Regulated Insurance Companies which are not Subsidiaries of any Regulated Insurance Company, so long as (x) all of the capital stock of such Subsidiary is pledged pursuant to the Pledge Agreement and (y) such new Subsidiary executes a counterpart of the Subsidiary Guaranty and the Pledge Agreement. In addition, at the request of the Administrative Agent, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 4 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

                        7.16 Partnership Agreements. The Borrower will not enter into any partnership agreement as a general partner.

                        SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                        8.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans, (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or (iii) default in the prompt payment following notice or demand in respect of any other amounts owing hereunder or under any other Credit Document; or

                        8.02 Representations, etc. Any representation, warranty or statement made or deemed made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                        8.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.10 or 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days; or

                        8.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to Indebtedness (other than the Obligations), in excess of $3,000,000 individually or in the aggregate, for the Borrower and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                        8.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Subsidiaries and remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (a) any Regulated Insurance Company which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (b) the Borrower or any of its Subsidiaries (other than any Regulated Insurance Company described in the immediately preceding clause (a)) suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                        8.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under
Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed by the PBGC to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities (other than as disclosed on Annex XII) pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide death, health or severance benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or applicable state law) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                        8.07 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Subsidiary Guaranty; or

                        8.08 Pledge Agreement. The Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Collateral subject thereto, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no other Liens, except Liens expressly permitted by the Pledge Agreement to be senior to the Liens created by the Pledge Agreement), or any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Pledge Agreement and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Pledge Agreement; or

                        8.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability, net of undisputed reinsurance, of $3,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                        8.10  Ownership.  A Change of Control shall occur;
then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Pledge Agreement. Any and all of the foregoing remedies and rights notwithstanding, neither the Collateral Agent nor any Bank shall be entitled to vote, sell or in any manner exercise control as to any Regulated Insurance Company the capital stock of which is pledged pursuant to the Pledge Agreement without first making all required filings with, and obtaining prior written approval from, the Applicable Insurance Regulatory Authority.


                        SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                        "Acquisition" shall mean the acquisition by the Borrower (directly or through American Exchange) of (a) the assets of PCFS and (b) 100% of the equity interests in the Acquired Businesses.

                        "Acquired Businesses" shall mean (i) PFI, (ii) PennLife and (iii) ConLife, (iv) Peninsular, (v) P-C Canada, (vi) Union Bankers and (vii) Marquette.

                        "Acquisition Agreement" shall mean the Purchase Agreement, dated as of December 31, 1998, by and among the Borrower, PFG, PLAC, PennLife, SFC, ConLife and the Seller.

                        "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements and documents relating to the Acquisition including the Annexes and Exhibits to the Acquisition Agreement, in the form delivered pursuant to Section 4.11 and as the same may be amended or modified pursuant to the terms thereof and hereof.

                        "Adjusted Borrower Cash" shall mean, for any period, the sum of (i) all cash and Cash Equivalents held by the Borrower as of the last day of such period plus (ii) the portion (if any) of Consolidated Interest Expense for such period which was paid from cash and Cash Equivalents held by the Borrower as of the first day of such period or from the net proceeds of an equity issuance made by the Borrower during such period; provided that (x) cash and Cash Equivalents which represent the proceeds of borrowings made by the Borrower or dividends paid to the Borrower (whether during or prior to such period) shall not be counted as cash and Cash Equivalents held by the Borrower for purposes of clause (i) and (ii) above and (y) in no event shall the aggregate amount of Adjusted Borrower Cash exceed $7,000,000 (it being understood and agreed that for purposes of this definition, Consolidated Interest Expense and other expenses of the Borrower shall be deemed to be paid first from dividends paid to the Borrower and second from other cash and Cash Equivalents available to the Borrower).

                        "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

                        "Affected Eurodollar Loans" shall have the meaning provided in Section 3.02(ii)(b).

                        "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                        "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

                        "American Exchange" shall mean American Exchange Life Insurance Company, a Texas corporation.

                        "American Pioneer" shall mean American Pioneer Life Insurance Company, a Florida corporation.

                        "American Progressive" shall mean American Progressive Life and Health Insurance Company of New York, a New York corporation.

                        "Annual Statement" shall mean the annual financial statement required to be filed by any Regulated Insurance Company with the Applicable Insurance Regulatory Authority.

                        "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Regulated Insurance Company, the insurance department or similar administrative authority or agency located in (x) each state or other jurisdiction in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or other jurisdiction in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Company.

                        "Applicable Percentage" shall mean (a) with respect to Base Rate Loans, 2.50% and (ii) with respect to Eurodollar Loans, 3.50%.

                        "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

                        "Approved Company" shall have the meaning provided in the definition of "Cash Equivalents."

                        "Asset Sale" shall mean any sale, transfer or other disposition effected on or after the Initial Borrowing Date by the Borrower or any of its Subsidiaries of (i) any capital stock or equity securities of a Subsidiary of the Borrower or (ii) any other asset, in each case to any Person other than the Borrower or any of its Wholly-Owned Subsidiaries (other than sales, transfers or other dispositions in the ordinary course of business).

                        "Assignment and Assumption Agreement" shall have the meaning provided in Section 11.04(b).

                        "Authorized Officer" shall mean, as to any Person, any senior officer of such Person designated as such in writing by such Person to, and found acceptable by, the Administrative Agent.

                        "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                        "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 1.01, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

                        "Bankruptcy Code" shall have the meaning provided in
Section 8.05.

                        "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate as in effect at such time and (y) the Prime Lending Rate as in effect at such time.

                        "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                        "Benchmark Statement" shall mean, as of any date, an annual financial statement of the Regulated Insurance Companies as would be prepared as of such date utilizing the identical format utilized by American Exchange in preparing its December 31, 1998 Annual Statement filed with the Insurance Department of the State of Texas, with each page, line item and column of a Benchmark Statement to contain the same type of information, computed in the same manner, as contained in the identically numbered page, line item and column of such Annual Statement.

                        "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                        "Borrower Cash Flow" shall mean, for any period, the sum of (i) dividends paid by Regulated Insurance Companies during such period, (ii) the aggregate amount of dividends which the Regulated Insurance Companies could pay to the Borrower under applicable Legal Requirements as of the last day of such period (without obtaining extraordinary dividend approval from any Applicable Insurance Regulatory Authority, but taking into account dividends previously paid during such period), (iii) tax sharing payments made by Regulated Insurance Companies to the Borrower during such period (less cash taxes paid by the Borrower during such period), (iv) payments during such period of principal and interest on surplus notes issued by Regulated Insurance Companies to the Borrower and (v) dividends and management fees paid by Non-Regulated Companies to the Borrower during such period.

                        "Borrowing" shall mean the incurrence by the Borrower of one Type of Loan pursuant to a single Facility from all of the Banks having Commitments with respect to such Facility, on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                        "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day, excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                        "Canadian Holdco" shall mean UAFC (Canada) Inc., a Canadian corporation.

                        "Capital Expenditures" shall mean expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, provided that Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

                        "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

                        "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                        "Capital Z" shall mean Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership.

                        "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of
(x) any FDIC insured bank, in amounts up to the FDIC insured limit, (y) any Bank having capital and surplus in excess of $500,000,000 or the U.S. dollar equivalent thereof or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, provided, however, that commercial paper rated A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's and held by the Borrower and all Regulated Insurance Companies under this clause (iii) shall not exceed (x) for any Issuer, 1% of Invested Assets, and (y) in the aggregate, 3% of Invested Assets, (iv) commercial paper of any United States municipal, state or local government rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and maturing within one year after the date of acquisition, (v) any fund or funds investing solely in investments of the type described in clauses (i) through (iv) above, and (vi) agreements to sell and repurchase direct obligations of, or obligations that are fully guaranteed as to principal and interest by, the U.S. Treasury, such agreements to be with primary treasury dealers, to be evidenced by standard industry forms and to have maturities of not more than six months from the date of commencement of the repurchase transaction.

                        "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when received) received by the Borrower and/or any Subsidiary from such Asset Sale, provided that any such proceeds received in currency other than U.S. dollars shall be converted into U.S. dollars at the spot exchange rate for the currency in question on the date of receipt by the Borrower and/or its Subsidiaries of such proceeds.

                        "Change of Control" shall mean (a) Capital Z and its Affiliates collectively shall cease to own directly or indirectly at least 25% of the Borrower's capital stock on a fully diluted basis, (b) Capital Z and its Affiliates collectively shall cease to own directly or indirectly an amount of the economic and voting interest in the Borrower's capital stock equal to at least 51% of the amount of the economic and voting interest in the Borrower's capital stock that was owned by Capital Z and its Affiliates collectively as of the Initial Borrowing Date; (c) the Borrower shall cease to own directly or indirectly (other than as a result of a transaction permitted under Section 7.02(d) hereof) 100% of the capital stock of American Exchange, American Pioneer, American Progressive, WorldNet, PennLife, PC-Canada, ConLife or Union Bankers; (d) any Person (together with its affiliates) shall own directly or indirectly, on a fully diluted basis, more of the economic and voting interest in the capital stock of the Borrower than that owned by Capital Z and its Affiliates (collectively); or (e) a majority of the Board of Directors of the Borrower shall cease to consist of Continuing Directors.

                        "Chase" shall mean The Chase Manhattan Bank.

                        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                        "Collateral" shall mean all of the Collateral as defined in the Pledge Agreement.

                        "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Banks.

                        "Combined" shall mean, when used with reference to any amount or financial statement, such amount as determined, or financial statement as prepared, on a combined basis for all of the specified Persons and their respective Subsidiaries; provided that any such amount or financial statement determined or prepared for any specified Person and its Subsidiaries separately shall be determined or prepared on a consolidated basis in accordance with GAAP or SAP, as the case may be.

                        "Commitment" shall mean, with respect to each Bank, such Bank's Term Loan Commitment and Revolving Loan Commitment.

                        "Commitment Fee" shall have the meaning provided in
Section 2.01(a).

                        "Company Action Level" shall mean "Company Action Level" as defined by the NAIC from time to time and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC (or any term substituted therefor by the NAIC).

                        "ConLife" shall mean Constitution Life Insurance Company, a Texas corporation.

                        "Consolidated Indebtedness" shall mean, at any time and as to any Person, the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                        "Consolidated Interest Expense" shall mean, for any period and as to any Person, total cash interest expense (including the interest component in respect of Capital Lease Obligations in accordance with GAAP) of such Person and its Subsidiaries during such period on a consolidated basis including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding however, any amortization of deferred financing costs.

                        "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its Subsidiaries determined in accordance with GAAP.

                        "Consolidated Net Worth" shall mean, with respect to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

                        "Consolidated Total Capital" shall mean, at any time and as to any Person, the sum of (i) Consolidated Indebtedness of such Person at such time and (ii) Consolidated Net Worth of such Person at such time.

                        "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                        "Continuing Directors" shall mean the directors of the Borrower on the Initial Borrowing Date and each other director if such director's nomination for the election to the

Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

                        "Credit Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty and the Pledge Agreement.

                        "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                        "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                        "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                        "Dividends" shall have the meaning provided in Section 7.08.

                        "Domestic Subsidiary" shall mean each Subsidiary of the Borrower which is not a Foreign Subsidiary.

                        "Effective Date" shall have the meaning provided in
Section 11.10.

                        "Equity Investment" shall mean the issuance by the Borrower of common stock on terms and conditions satisfactory to the Administrative Agent, and the receipt by the Borrower in respect of such issuance of at least $94,000,000, of which amount (i) no less than $78,000,000 will be issued to Capital Z and (ii) the remainder will be issued by the Borrower to management of the Borrower and the Acquired Businesses, certain agents of the Acquired Businesses and other investors; it being understood that
(a) such remainder referred to in clause (ii) above shall include, without limitation, $4,000,000 of Series D Preferred Stock sold to Universal American Financial Corporation, L.P prior to the consummation of the Transaction and (b) in addition to the amounts referred to in clauses (i) and (ii) above, $1,375,000 of common stock will be issued to Capital Z and/or its Affiliates as fees in connection with the Transaction.

                        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                        "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b),(c), (m) or (o) of the Code.

                        "Eurodollar Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                        "Eurodollar Rate" shall mean, in the case of any Eurodollar Loan, with respect to each day during each Interest Period pertaining to such Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest

Period appearing on Page 3750 of the Dow Jones Market Screen as of 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Market Screen (or otherwise on such service), the "Eurodollar Rate" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" for the purposes of this paragraph shall instead be the rate per annum notified to the Administrative Agent by Chase as the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York time, two Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                        "Event of Default" shall have the meaning provided in
Section 8.

                        "Excess Cash Flow" shall mean, for any Excess Cash Flow Period, an amount equal to (i) 50% of the aggregate amount of dividends which the Regulated Insurance Companies could pay under applicable Legal Requirements as of the last day of such Excess Cash Flow Period (without obtaining extraordinary dividend approval from any Applicable Insurance Regulatory Authority), while still maintaining a Risk Based Capital Ratio for all Regulated Insurance Companies (determined on a Combined basis) of at least 200% and satisfying all Indebtedness obligations minus (ii) all voluntary prepayments of Term Loans during such Excess Cash Flow Period.

                        "Excess Cash Flow Period" shall mean (i) the period from the Initial Borrowing Date to the last day of the Borrower's fiscal year ending December 31, 2000, and (ii) each fiscal year of the Borrower thereafter.

                        "Expiration Date" shall mean August 31, 1999.

                        "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the Term Loan Facility and the Revolving Loan Facility.

                        "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                        "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 2.01.

                        "Financial Reinsurance Agreement" shall mean a reinsurance agreement covering any transaction which is not, or would not be, approved by the National Association of Insurance Commissioners.

                        "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof or any territory thereof.

                        "GAAP" shall mean generally accepted accounting principles in the United States of America; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to
Section 11.07(a).

                        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                        "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) the principal portion of all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person; provided that Indebtedness shall not include trade payables (including payables under insurance contracts and reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business.

                        "Initial Borrowing Date" shall mean the date upon which the Term Loans are initially incurred hereunder.

                        "Insurance Business" shall mean one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

                        "Insurance Contract" shall mean any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement or Retrocession Agreement.

                        "Interest Coverage Ratio" shall mean, for any period, the ratio of (a) the sum of (i) Borrower Cash Flow for such period plus (ii) for any period ending on or prior to December 31, 2000 only, Adjusted Borrower Cash for such period to (b) Consolidated Interest Expense for such period.

                        "Interest Period" shall mean, with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

                        "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                        "Invested Assets" shall mean, at any date for the Regulated Insurance Companies (on a consolidated basis), the total amount as would be shown on line 11, page 2, column 4 of a Benchmark Statement for the Regulated Insurance Companies (on a consolidated basis) prepared as of such date.

                        "Investment Grade Securities" shall mean and include (i) U.S. Government Obligations (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P, Baa3 or higher by Moody's, Class (2) or higher by NAIC or the equivalent of such rating by S&P, Moody's or NAIC, or if none of S&P, Moody's and NAIC shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Wholly-Owned Subsidiaries, and (iii) any fund investing exclusively in investments of the type described in clauses (i) and (ii) which funds may also hold immaterial amounts of cash pending investment and/or distribution.

                        "Issuer" shall mean any issuer of Investment Grade Securities or Non-Investment Grade Securities acquired or proposed to be acquired by the Borrower or any of its Subsidiaries pursuant to Section 7.06.

                        "Legal Requirements" shall mean all applicable laws, rules and regulations made by any governmental body or regulatory authority (including, without limitation, any Applicable Insurance Regulatory Authority) having jurisdiction over the Borrower or a Subsidiary of the Borrower.

                        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                        "Loan" shall have the meaning provided in Section 1.01.

                        "Management Agreements" shall have the meaning provided in Section 4.12.

                        "Margin Stock" shall have the meaning provided in Regulation U.

                        "Marquette" shall mean Marquette National Life Insurance Company, a Texas corporation.

                        "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transaction; provided, however, that reserve strengthenings of $20,000,000 and $15,000,000 by the Acquired Businesses in 1998, and a subsequent charge of $5,000,000, shall not be deemed to have a Material Adverse Effect.

                        "Material Contracts" shall have the meaning provided in
Section 4.12.

                        "Maturity Date" with respect to any Facility shall mean either the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

                        "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                        "NAIC" shall mean the National Association of Insurance Commissioners or any successor organization thereto.

                        "NAIC Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, as in effect from time to time.

                        "Net Available Proceeds" shall mean (i) with respect to any Asset Sale consummated by a Regulated Insurance Company, the Surplus Increase with respect to such Regulated Insurance Company as a result of such Asset Sale, (ii) with respect to any Asset Sale consummated by the Borrower or any Non-Regulated Company which is not a Subsidiary of a Regulated Insurance Company, the Net Cash Proceeds resulting therefrom and (iii) with respect to any Asset Sale consummated by a Non-Regulated Company which is a Subsidiary of a Regulated Insurance Company, an amount equal to the dividend that such Regulated Insurance Company would be permitted to pay in accordance with the Legal Requirements applicable to it as a result of the receipt by such Regulated Insurance Company of a dividend from such Non-Regulated Insurance Company in an amount equal to the Net Cash Proceeds resulting from such Asset Sale; in each case as determined in good faith by the Borrower and certified in writing by the Borrower to the Administrative Agent (showing the calculation thereof and supporting assumptions) on or prior to the date on which the Borrower or any Subsidiary is to receive the initial proceeds from such Asset Sale.

                        "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including payment of principal, premium and interest on Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (b) incremental taxes paid or payable as a result thereof and (c) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations, purchase price adjustments or similar items associated with such Asset Sale, in each case as determined in good faith by the Borrower and certified in writing by the Borrower to the Administrative Agent (showing the calculation thereof and supporting assumptions) on or prior to the date on which the Borrower or any Subsidiary is to receive the initial proceeds from such Asset Sale.

                        "Net Worth" shall mean, as to any Person, the sum of its capital stock (including, without limitation, its preferred stock), capital in excess of par or stated value of shares of its capital stock (including, without limitation, its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the effects of Financial Accounting Statement No. 115.

                        "Non-Defaulting Bank" shall mean any Bank other than a Defaulting Bank.

                        "Non-Investment Grade Securities" shall mean debt and equity securities and debt and equity instruments that do not constitute Investment Grade Securities or Cash Equivalents (but excluding any debt or equity securities or instruments constituting loans or advances among the Borrower and its Wholly-Owned Subsidiaries), it being understood that for the purposes of any determination under Section 7.06(f), the amounts, if any, paid by such Regulated Insurance Company to purchase such equity securities or warrants shall be included in the principal amounts of Non-Investment Grade Securities.

                        "Non-Regulated Company" shall mean each Subsidiary of the Borrower which is not a Regulated Insurance Company.

                        "Note" shall mean each Term Note and each Revolving
Note.

                        "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                        "Notice of Conversion" shall have the meaning provided in Section 1.06.

                        "Notice Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, New York 10081,
Attention: Eleanor Fiore, Telephone: (212) 552-7942, Facsimile: (212) 552-7490, or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

                        "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                        "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

                        "Payment Office" shall mean the office of the Administrative Agent c/o The Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Laura Rebecca, Facsimile
No.: (212) 552-7490 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

                        "PC-Canada" shall mean PennCorp Life Insurance Company, a Canadian corporation.

                        "PCFS" shall mean PennCorp Financial Services, Inc., a Delaware corporation.

                        "Peninsular" shall mean Peninsular Life Insurance Company, a North Carolina corporation.

                        "PennLife" shall mean Pennsylvania Life Insurance Company, a Pennsylvania corporation.

                        "Permitted Acquisition" shall have the meaning provided in Section 7.02(h).

                        "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                        "PFG" shall mean PennCorp Financial Group, Inc., a Delaware corporation.

                        "PFI" shall mean PennCorp Financial, Inc., a Delaware corporation.

                        "PLAC" shall mean Pacific Life and Accident Insurance Company, a Texas corporation.

                        "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                        "Plan Documents" shall have the meaning provided in
Section 4.12(a).

                        "Pledge Agreement" shall have the meaning provided in
Section 4.09.

                        "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

                        "Pledged Notes" shall mean the Pledged Notes as defined in the Pledge Agreement.

                        "Pledged Stock" shall mean the Pledged Stock as defined in the Pledge Agreement.

                        "Prime Lending Rate" shall mean the rate of interest per annum which Chase announces from time to time as its prime commercial lending rate in effect at its principal office in New York City, the Prime Lending Rate to change when and as such prime commercial lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                        "Projections" shall mean the financial projections set forth on Annex XIII hereto.

                        "Quarterly Statement" shall mean the quarterly financial statement required to be filed by any Regulated Insurance Company with the Applicable Regulatory Insurance Authority.

                        "Quincy" shall mean Quincy Coverage Corporation, a New York corporation.

                        "Refinancing" shall mean the refinancing of all existing Indebtedness for borrowed money of the Borrower and the Acquired Businesses.

                        "Refinancing Documents" shall mean the documents related to the Refinancing.

                        "Register" shall have the meaning provided in Section 6.13.

                        "Regulated Insurance Company" shall mean any Subsidiary of the Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by any Applicable Insurance Regulatory Authority.

                        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                        "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                        "Reinsurance Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

                        "Replaced Bank" shall have the meaning provided in
Section 1.13.

                        "Replacement Bank" shall have the meaning provided in
Section 1.13.

                        "Reportable Event" shall mean an event described in
Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or
 .28 of PBGC Regulation Section 4043.

                        "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitment (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans) constitute a majority of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and (ii) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks, if any, or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks)

                        "Retrocession Agreement" shall mean any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

                        "Revolving Loan" shall have the meaning provided in
Section 1.01(b).

                        "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time or terminated pursuant to Sections 2.02 and/or 8.


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
                                                                              68


                        "Revolving Loan Facility" shall mean the Facility evidenced by the Total Revolving Loan Commitment.

                        "Revolving Loan Maturity Date" shall mean July 31, 2004.

                        "Revolving Note" shall have the meaning provided in
Section 1.05(a).

                        "Risk Based Capital Ratio" shall mean, for any Regulated Insurance Company, the ratio (expressed as a percentage), at any time, of the Total Adjusted Capital of such Regulated Insurance Company to the Company Action Level of such Regulated Insurance Company.

                        "Risk Derivatives" shall mean Z bonds, floaters/inverse floaters, PAC II, PAC III, Ioettes, support bonds, Interest Only Investments, Principal Only Investments residuals, inverse IO's, super floaters, any other instruments with similar economic risk factors and any bonds backed in whole or in part by any of the foregoing (including component or "kitchen sink" bonds).

                        "Rollover Amount" shall have the meaning provided in
Section 7.05(b).

                        "S&P" shall mean Standard & Poor's Ratings Group and its successors.

                        "S&P Credit Rating" shall mean the rating level (it being understood that a rating level shall include numerical modifiers and (+) and (-) modifiers) assigned by S&P to the senior unsecured long-term debt of an Issuer.

                        "S&P Equivalent Rating" shall mean, with respect to any Investment Grade Security or Non-Investment Grade Security, the rating given such security by S&P or the S&P equivalent rating of the rating given such security by Moody's or NAIC, it being understood that if any such security is rated by more than one of S&P, Moody's and NAIC and any of such ratings (or the S&P equivalent of such ratings) differ, then the S&P Equivalent Rating for such security shall be the lower or lowest, as the case may be, of such ratings (or the S&P equivalent of such ratings).

                        "SAP" shall mean, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

                        "Scheduled Repayments" shall have the meaning provided in Section 3.02(i)(a).

                        "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                        "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                        "Section 3.04(b)(ii) Certificate" shall have the meaning provided in Section 3.04(b)(ii).

                        "Secured Creditors" shall have the meaning provided in the Pledge Agreement.

                        "Seller" shall mean PennCorp Financial Services, Inc., a Delaware corporation.

                        "SFC" shall mean Southwestern Financial Corporation, a Delaware corporation.

                        "Shared Expenses Agreements" shall have the meaning provided in Section 4.12.

                        "Statutory Surplus" shall mean, at any date for any Regulated Insurance Company, (a) the total amount as would be shown on line 37, page 3, column 1 of a Benchmark Statement for such Regulated Insurance Company prepared as of such date.

                        "Stockholders Agreements" shall have the meaning provided in Section 4.12.

                        "Strategic Marketing Alliance Agreement" shall mean that certain General Agent's Contract, dated as of July 2, 1997, between American Pioneer and American Pioneer Senior Health Division, Inc.

                        "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity or voting interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

                        "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower which is a Non-Regulated Company; provided that the Non-Regulated Companies listed on Annex XIV hereto shall not constitute Subsidiary Guarantors and shall not be required to execute the Subsidiary Guaranty, so long as the Net Worth of all such Non-Regulated Companies which are not parties to the Subsidiary Guaranty, determined on a Combined basis in accordance with GAAP, shall not exceed $2,000,000.00.

                        "Subsidiary Guaranty" shall have the meaning provided in
Section 4.08.

                        "Surplus Increase" shall mean, with respect to each Asset Sale effected by a Regulated Insurance Company, the increase in Statutory Surplus of such Regulated Insurance Company as a result of such Asset Sale.

                        "Surplus Note" shall have the meaning provided in
Section 6.14.

                        "Tax Benefit" shall have the meaning provided in Section 3.04(c).

                        "Tax Sharing Agreements" shall have the meaning provided in Section 4.12.

                        "Taxes" shall have the meaning provided in Section 3.04(a).

                        "Term Loan" shall have the meaning provided in Section 1.01(a).

                        "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Term Loan Commitment," as the same may be terminated pursuant to Sections 2.02, 2.03 and/or 8.

                        "Term Loan Facility" shall mean the Facility evidenced by the Total Term Loan Commitment.

                        "Term Loan Maturity Date" shall mean July 31, 2006.

                        "Term Note" shall have the meaning provided in Section 1.05(a).

                        "Test Period" shall mean (i) the two month period ending September 30, 1999 (taken as one accounting period), (ii) the five month period ending December 31, 1999 (taken as one accounting period), (iii) the fiscal quarter ending March 31, 2000, (iv) the two fiscal quarter period ending June 30, 2000 (taken as one accounting period), (v) the three fiscal quarter period ending September 30, 2000 (taken as one accounting period), and (vi) for any determination made after September 30, 2000, the four consecutive fiscal quarters of the Borrower ended on the last day of the most recently ended fiscal quarter of the Borrower (taken as one accounting period).

                        "Total Adjusted Capital" shall mean "Total Adjusted Capital" as defined by the NAIC as of December 31, 1997 and as applied in the context of the Risk Based Capital Guidelines promulgated by the NAIC.

                        "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

                        "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

                        "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Banks.

                        "Total Unutilized Revolving Loan Commitment" shall mean, at any time, (i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans outstanding at such time.

                        "Transaction" shall mean, collectively, (i) the Acquisition, (ii) the Refinancing, (iii) the Equity Investment, (iv) the incurrence by the Borrower of the Term Loans hereunder on the Initial Borrowing Date and (v) the payment of fees and expenses in connection with the foregoing.

                        "Transaction Documents" shall mean, collectively, (i) the Acquisition Documents, (ii) the Refinancing Documents, (iii) the documents and instruments governing the Equity Investment and (iv) the Credit Documents.

                        "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

                        "UCC" shall mean the Uniform Commercial Code, as the same may be amended from time to time.

                        "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                        "Union Bankers" shall mean Union Bankers Insurance Company, a Texas corporation.

                        "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time.

                        "U.S. Government Obligations" shall mean and include (A) securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt and (B) to the extent in each case having an S&P Equivalent Rating of AAA, obligations issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, the Student Loan Marketing Association and the Federal Home Loan Bank.

                        "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                        "WorldNet" shall mean WorldNet Services Corp., a Florida corporation.

                        "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

                        SECTION 10. The Administrative Agent.

                        10.01 Appointment. Each Bank hereby irrevocably designates and appoints Chase as Administrative Agent (such term as used in this Section 10 to include Chase acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 10. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Banks, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Party.

                        10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

                        10.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the Borrower to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                        10.04 Reliance by Administrative Agent. The
Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                        10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                        10.06 Non-Reliance. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                        10.07 Indemnification. Each Bank agrees to indemnify the Administrative Agent and the Collateral Agent in their respective capacities as such ratably according to such Bank's respective Loans and Unutilized Revolving Loan Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, provided that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations.

                        10.08 The Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though not acting as Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

                        10.09 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Banks and the Borrower. Upon such resignation, the Required Banks shall, with the consent of the Borrower (such consent not to be unreasonably withheld), appoint from among the Banks a successor Administrative Agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this
Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                        SECTION 11.  Miscellaneous.

                        11.01 Payment of Expenses, etc. The Borrower hereby agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP); (ii) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iv) indemnify the Administrative Agent and each Bank, and their respective officers, directors, employees, representatives and agents (each, an "indemnified person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (collectively, "Claims") incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or other Transaction Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). No Bank shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems.

                        11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, except to the extent prohibited by applicable law, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank or any other Bank under this Agreement or under any of the other

Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank or any other Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Bank is hereby designated the agent of all other Banks for purposes of effecting set off pursuant to this Section 11.02 and each Credit Party hereby grants to each Bank for such Bank's own benefit and as agent for all other Banks a continuing security interest in any and all deposits, accounts or moneys of such Credit Party maintained from time to time with such Bank.

                        11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, cabled, sent by overnight courier or delivered by hand and shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier or sent by telecopy, telegraph, telex or cable, or the date that is five Business Days after being deposited in the mail, postage prepaid, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.03 or in accordance with the last unrevoked notice from such party given in accordance with this Section 11.03; provided that notices and communications to the Administrative Agent shall be effective when received by the Administrative Agent.

                        11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of its Notes to any bank or other financial institution; provided that in the case of any such participation, (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations (iii) the participant shall agree to be bound by the confidentiality provisions contained in Section 11.15 and
(iv) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to receive the additional amounts under Sections 1.10, 1.11 and 3.04 of this Agreement to, and only to, the extent that, and in no greater amount than, such Bank would be entitled to such benefits if the participation had not been entered into or sold; and provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend any Scheduled Repayment or the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment to the amortization of, the Loans shall not constitute an extension of a Scheduled Repayment or the final scheduled maturity date), or reduce the rate or extend the time of payment of interest thereon or Fees, or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment or Loan over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment or prepayment shall not constitute a change in the terms of any Commitment and that an increase in any Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof), (ii) release all or any material portion of the Collateral (except as expressly provided in the Credit Documents) or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof and thereof.

                        (b) Notwithstanding the foregoing, any Bank may assign all or a portion of its rights and obligations hereunder to a bank or other financial institution with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed. No assignment of less than all of a Bank's rights and obligations hereunder pursuant to the immediately preceding sentence shall, to the extent such transaction represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than the minimum of $5,000,000 unless otherwise agreed to by the Administrative Agent and the Borrower in writing. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, obligations and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed) (the "Assignment and Assumption Agreement"). At the time of any such assignment, (i) Annex I shall be deemed to be amended to reflect the Commitments, if any, and outstanding Loans of the respective assignee (which shall result in a direct reduction to the Commitments, if any, and outstanding Loans of the assigning Bank) and of the other Banks, (ii) if any such assignment occurs after the Initial Borrowing Date, at the request of the assignor or the assignee the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05, (iii) the Administrative Agent shall receive from the assigning Bank and/or the assignee Bank or financial institution at the time of each assignment the payment of a nonrefundable assignment fee of $3,500 and (iv) the Administrative Agent shall receive from the assignee Bank the Administrative Agent's administrative questionnaire completed by such assignee Bank, provided that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 6.13 hereof. At the time of each assignment pursuant to this Section 11.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service forms (and, if applicable a Section 3.04(b)(ii) Certificate) described in Section 3.04(b). Each Bank and the Borrower agrees to execute such documents (including, without limitation, amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Promptly following any assignment pursuant to this Section 11.04(b), the assigning Bank shall promptly notify the Borrower and the Administrative Agent thereof. Nothing in this Section 11.04 shall prevent or prohibit any Bank from pledging its Loans or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                        (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

                        (d) Each Bank initially party to this Agreement hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted by clause (b) above will upon its becoming party to this Agreement represent, that it is a commercial lender, other financial institution or other "accredited investor" (as defined in SEC Regulation D) which makes loans in the ordinary course of its business or is acquiring the Loans without a view to distribution of the Loans within the meaning of the federal securities laws, and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) through (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

                        11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

                        11.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                        (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                        (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                        11.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP or SAP, as the case may be, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks). In addition, except as otherwise specifically provided herein, all computations determining compliance with Section 7, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; provided that (i) if any such accounting principle or policy (whether GAAP or SAP or both) shall change after the Effective Date, the Borrower shall give reasonable notice thereof to the Administrative Agent and each of the Banks and if within 30 days following such notice the Borrower, the Administrative Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section 11.12 to give effect to such change, and (ii) if at any time the computations determining compliance with Section 7 utilize accounting principles different from those utilized in the financial statements then being furnished to the Banks pursuant to Section 6.01, such financial statements shall be accompanied by reconciliation work-sheets.

                        (b) All computations of interest on Eurodollar Loans and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                        (c) All computations of interest on Base Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365/366 days.

                        11.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.
(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY

CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 11.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

                        (b) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                        11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                        11.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Administrative Agent's Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                        11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                        11.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank affected thereby (other than a Defaulting Bank), (i) extend any Scheduled Repayment or the scheduled final maturity of any Loan or Note (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment to the amortization of the Loans shall not constitute an extension of any Scheduled Repayment or the scheduled final maturity thereof), or reduce the rate, or extend the time of payment, of interest thereon or Fees or reduce the principal amount thereof, (ii) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or mandatory repayment or prepayment shall not constitute a change in the terms of any Commitment of any Bank), (iii) release all or any material portion of the Collateral (except as expressly provided in the Credit Documents), (iv) amend, modify or waive any provision of this Section 11.12, (v) reduce any percentage specified in, or otherwise modify, the definition of Required Banks or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. No provision of Section 10 or any other provision relating to the rights and/or obligations of the Administrative Agent may be amended without the consent of the Administrative Agent.

                        11.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 3.04, 10.07 or 11.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the repayment of the Obligations and the termination of the Total Commitment.

                        11.14 Domicile of Loans. Subject to Section 11.04, each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.10 or 3.04 resulting from any such transfer to the extent not otherwise applicable to such Bank prior to such transfer.

                        11.15 Confidentiality. The Administrative Agent, the Collateral Agent and each Bank shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Bank's evaluation of whether to become a Bank hereunder or obtained by such Bank pursuant to the requirements of this Agreement ("Confidential Information") in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking or lending practices; provided that any Bank and/or its affiliates may disclose any such Confidential Information
(a) to their respective affiliates, directors, officers, employees, auditors or counsel for purposes related to the Credit Documents and the transactions contemplated thereby, provided that the Bank disclosing such confidential information pursuant to this clause (a) shall remain liable for any non-permitted disclosure of such information by any such employee, director, agent, attorney, accountant or professional advisor, (b) as has become generally available to the public other than as a result of disclosure in violation of this Section 11.15, (c) as has become available to such Bank or any such affiliate on a non-confidential basis from a source other than the Borrower and its affiliates, provided that the source is not known by such Bank to be prohibited from transmitting such information to such Bank by a contractual, legal or fiduciary obligation, (d) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank and/or its affiliates, (e) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation or other judicial process (it being understood that, to the extent reasonably practicable and legally permitted under the circumstances, the Borrower shall be given prior notice and an opportunity to contest any proposed disclosure pursuant to this clause (e)), (f) in order to comply with any law, order, regulation or ruling applicable to such Bank and/or its affiliates, and
(g) to any permitted prospective or actual syndicate member or participant in the Loans, provided that such prospective or actual syndicate member or participant agrees with the respective assigning Bank to be bound by the provisions of this Section 11.15. The provisions of this Section 11.15 shall survive any termination of this Agreement.

                        11.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                      * * *

                        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:

Six International Drive, Suite 190      UNIVERSAL AMERICAN FINANCIAL CORP.
Rye Brook, New York 10573-1068
Tel: (914) 934-8700
Fax: (914) 934-0700
Attention:  Richard A. Barasch          By /s/ Richard A. Barasch
                                          --------------------------------------
                                             Title:  Chairman and CEO

                                        THE CHASE MANHATTAN BANK,
                                              Individually and as Administrative
                                               Agent


                                        By /s/ Helen L. Newcomb
                                          --------------------------------------
                                             Title:  Vice President

                                        THE BANK OF NEW YORK,
                                              Individually and as Syndication
                                               Agent


                                        By /s/ Benjamin L. Balkind
                                          --------------------------------------
                                             Title:  Vice President

                                        DRESDNER BANK AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES
                                              Individually and as Documentation
                                               Agent


                                        By /s/ Lloyd C. Stevens
                                          --------------------------------------
                                             Title:  Vice President

                                        By /s/ George T. Ferguson, IV
                                          --------------------------------------
                                             Title:  Assistant Vice President

                                        FLEET NATIONAL BANK


                                        By /s/ Antimo G. Barbieri
                                          --------------------------------------
                                             Title:  Vice President

                                        SUPERIOR NATIONAL INSURANCE GROUP,
                                        INC.


                                        By /s/ J. Chris Seaman
                                          --------------------------------------
                                             Title:  Chief Financial Officer

                                     ANNEX I


                          LIST OF BANKS AND COMMITMENTS


Bank                                     Term Loan Commitment                   Revolving Loan Commitment
----                                     --------------------                   -------------------------
The Chase Manhattan Bank                         $  21,875,000                              3,125,000
The Bank of New York                                17,500,000                              2,500,000
Dresdner Bank AG, New York and Grand                17,500,000                              2,500,000
Cayman Branches
Fleet National Bank                                  8,750,000                              1,250,000
Superior National Insurance Group, Inc.              4,375,000                                625,000
Total                                              $70,000,000                            $10,000,000
                                                   ===========                            ===========

                                    ANNEX II


                                 BANK ADDRESSES


Bank Address
------------
The Chase Manhattan Bank                                     One Chase Manhattan Plaza
                                                             New York, New York 10081
                                                             Tel:  (212) (212) 552-7942
                                                             Fax: (212) (212) 552-7490
                                                             Attention:  Eleanor Fiore

The Bank of New York                                         One Wall Street
                                                             New York, New York 10286
                                                             Tel:  (212) 635-6407
                                                             Fax: (212) 809-9520
                                                             Attention:  Benjamin L. Balkind

Dresdner Bank AG, New York                                   75 Wall Street
and Grand Cayman Branches                                    New York, New York 10005
                                                             Tel:  (212) 429-2286
                                                             Fax: (212) 429-2524
                                                             Attention:  Anthony Valencourt

Fleet National Bank                                          777 Main Street
                                                             Hartford, Connecticut 06115
                                                             Tel:  (860) 986-3127
                                                             Fax: (860) 986-1264
                                                             Attention:  Elizabeth B. Shelley

Superior National Insurance Group, Inc.                      26601 Agoura Road
                                                             Calabasas, California 91302
                                                             Tel:  (818) 880-1600
                                                             Fax: (818) 880-8615
                                                             Attention:  J. Chris Seaman

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
SECTION 1.  Amount and Terms of Credit..........................................      1

         1.01  Commitments......................................................      1
         1.02  Minimum Amount of Each Borrowing; Maximum Number of Borrowings...      2
         1.03  Notice of Borrowing..............................................      2
         1.04  Disbursement of Funds............................................      3
         1.05  Notes............................................................      3
         1.06  Conversions......................................................      4
         1.07  Pro Rata Borrowings..............................................      5
         1.08  Interest.........................................................      5
         1.09  Interest Periods.................................................      6
         1.10  Increased Costs, Illegality, etc.................................      7
         1.11  Compensation.....................................................      9
         1.12  Change of Lending Office.........................................      9
         1.13  Replacement of Banks.............................................      9

SECTION 2.  Fees; Commitments...................................................     10

         2.01  Fees.............................................................     10
         2.02  Mandatory Reductions of Commitments..............................     10

SECTION 3.  Payments............................................................     11

         3.01  Voluntary Prepayments............................................     11
         3.02  Mandatory Repayments and Prepayments.............................     11
         3.03  Method and Place of Payment......................................     14
         3.04  Net Payments.....................................................     14

SECTION 4.  Conditions Precedent................................................     16

         4.01  Effectiveness; Notes.............................................     16
         4.02  No Default; Representations and Warranties.......................     17
         4.03  Officer's Certificate............................................     17
         4.04  Opinions of Counsel..............................................     17
         4.05  Corporate Proceedings............................................     17
         4.06  Adverse Change, etc..............................................     17
         4.07  Litigation.......................................................     18
         4.08  Subsidiary Guaranty..............................................     18
         4.09  Pledge Agreement.................................................     18
         4.10  Consummation of the Transaction..................................     18
         4.11  Transaction Documents............................................     19
         4.12  Various Agreements...............................................     19

         4.13  Financial Statements; Projections................................     21
         4.14  Approvals, etc...................................................     21
         4.15  Indebtedness.....................................................     22
         4.16  Payment of Fees..................................................     22
         4.17  Notice of Borrowing..............................................     22
         4.18  Insurance Policies...............................................     22
         4.19  Capital Structure................................................     22
         4.20  Actuarial Reports................................................     22
         4.21  Pre-Closing Restructuring Transactions...........................     23

SECTION 5.  Representations, Warranties and Agreements..........................     23

         5.01  Corporate Status.................................................     23
         5.02  Corporate Power and Authority....................................     23
         5.03  No Contravention of Laws, Agreements or Organizational Documents.     24
         5.04  Litigation and Contingent Liabilities............................     24
         5.05  Use of Proceeds; Margin Regulations..............................     24
         5.06  Approvals........................................................     25
         5.07  Investment Company Act...........................................     25
         5.08  Public Utility Holding Company Act...............................     25
         5.09  True and Complete Disclosure; Projections and Assumptions........     25
         5.10  Consummation of Transaction......................................     25
         5.11  Financial Condition; Financial Statements........................     26
         5.12  Security Interests...............................................     27
         5.13  Tax Returns and Payments.........................................     27
         5.14  Compliance with ERISA............................................     27
         5.15  Subsidiaries.....................................................     28
         5.16  Intellectual Property, etc.......................................     28
         5.17  Pollution and Other Regulations..................................     29
         5.18  Labor Relations; Collective Bargaining Agreements................     29
         5.19  Capitalization...................................................     29
         5.20  Representations and Warranties in Transaction Documents..........     32
         5.21  Indebtedness.....................................................     33
         5.22  Compliance with Statutes, etc....................................     33
         5.23  Insurance Licenses...............................................     33
         5.24  Year 2000 Compliance.............................................     33

SECTION 6.  Affirmative Covenants...............................................     33

         6.01  Information Covenants............................................     33
         6.02  Books, Records and Inspections...................................     37
         6.03  Insurance........................................................     37
         6.04  Payment of Taxes.................................................     37
         6.05  Corporate Franchises.............................................     37
         6.06  Compliance with Statutes, etc....................................     37
         6.07  ERISA............................................................     37

         6.08  Performance of Obligations.......................................     38
         6.09  Good Repair......................................................     38
         6.10  End of Fiscal Years; Fiscal Quarters.............................     39
         6.11  Foreign Subsidiaries Security....................................     39
         6.12  Maintenance of Licenses and Permits..............................     39
         6.13  Register.........................................................     40
         6.14  Surplus Notes....................................................     40

SECTION 7.  Negative Covenants..................................................     40

         7.01  Changes in Business..............................................     40
         7.02  Consolidation, Merger, Sale or Purchase of Assets................     41
         7.03  Liens............................................................     43
         7.04  Indebtedness.....................................................     45
         7.05  Capital Expenditures.............................................     46
         7.06  Advances, Investments and Loans..................................     46
         7.07  Modifications of Agreements, etc.................................     48
         7.08  Dividends, etc...................................................     49
         7.09  Transactions with Affiliates ....................................     50
         7.10  Leverage Ratio...................................................     50
         7.11  Interest Coverage Ratio..........................................     50
         7.12  Minimum Risk Based Capital.......................................     51
         7.13  Minimum Consolidated Net Worth...................................     51
         7.14  Issuance of Stock................................................     51
         7.15  Creation of Subsidiaries.........................................     51
         7.16  Partnership Agreements...........................................     52

SECTION 8.  Events of Default...................................................     52

         8.01  Payments.........................................................     52
         8.02  Representations, etc.............................................     52
         8.03  Covenants........................................................     52
         8.04  Default Under Other Agreements...................................     52
         8.05  Bankruptcy, etc..................................................     52
         8.06  ERISA............................................................     53
         8.07  Subsidiary Guaranty..............................................     53
         8.08  Pledge Agreement.................................................     54
         8.09  Judgments........................................................     54
         8.10  Ownership........................................................     54

SECTION 9.  Definitions.........................................................     55


SECTION 10.  The Administrative Agent...........................................     73

         10.01  Appointment.....................................................     73
         10.02  Delegation of Duties............................................     74

         10.03  Exculpatory Provisions..........................................     74
         10.04  Reliance by Administrative Agent................................     74
         10.05  Notice of Default...............................................     75
         10.06  Non-Reliance....................................................     75
         10.07  Indemnification.................................................     75
         10.08  The Administrative Agent in its Individual Capacity.............     76
         10.09  Successor Administrative Agent..................................     76

SECTION 11.  Miscellaneous......................................................     76

         11.01  Payment of Expenses, etc........................................     76
         11.02  Right of Setoff.................................................     77
         11.03  Notices.........................................................     77
         11.04  Benefit of Agreement............................................     78
         11.05  No Waiver; Remedies Cumulative..................................     80
         11.06  Payments Pro Rata...............................................     80
         11.07  Calculations; Computations......................................     81
         11.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE................     81
         11.09  Counterparts....................................................     82
         11.10  Effectiveness...................................................     82
         11.11  Headings Descriptive............................................     82
         11.12  Amendment or Waiver.............................................     82
         11.13  Survival........................................................     83
         11.14  Domicile of Loans...............................................     83
         11.15  Confidentiality.................................................     83
         11.16  WAIVER OF JURY TRIAL............................................     84


ANNEX I             -- .................................................. List of Banks and Commitments
ANNEX II            -- ..................................................................Bank Addresses
ANNEX III           -- ...........................................................Existing Indebtedness
ANNEX IV            -- ...................................................................Pension Plans
ANNEX V             -- ....................................................................Subsidiaries
ANNEX VI            -- ................................................Collective Bargaining Agreements
ANNEX VII           -- ..................................................................Existing Liens
ANNEX VIII          -- .................................................Existing Investment Commitments
ANNEX IX            -- ..................................................................Capitalization
ANNEX X             -- ..........................................Pre-Closing Restructuring Transactions
ANNEX XI            -- ...............................................Past Due Tax Returns and Payments
ANNEX XII           -- .........................................Post-Retirement Health Care Obligations
ANNEX XIII          -- .....................................................................Projections
ANNEX XIV           -- ................................................Excluded Non-Regulated Companies

EXHIBIT A           -- .....................................................Form of Notice of Borrowing
EXHIBIT B-1         -- ...............................................................Form of Term Note

EXHIBIT B-2         -- ..........................................................Form of Revolving Note
EXHIBIT C-1         -- .....................Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
EXHIBIT C-2         -- .................................Form of Opinion of Harnett Lesnick & Ripps P.A.
EXHIBIT C-3         -- ..........................................Form of Opinion of McCarthy & Tetrault
EXHIBIT C-4         -- .............................................Form of Opinion of White & Case LLP
EXHIBIT D           -- ...................................................Form of Officer's Certificate
EXHIBIT E           -- .........................................Form of Section 3.04(b)(ii) Certificate
EXHIBIT F           -- .....................................................Form of Subsidiary Guaranty
EXHIBIT G           -- ........................................................Form of Pledge Agreement
EXHIBIT H           -- .....................................Form of Assignment and Assumption Agreement